As filed with the Securities and Exchange Commission on April 27, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form F-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

TANZANIAN GOLD CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Alberta, Canada	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Stephen Mullowney

Chief Executive Officer

#202, 5226 Larch Street

Vancouver, British Columbia

Canada V6M 4E1

Telephone: 844-364-1830

(Address and telephone number of Registrant’s principal executive offices)

James Sinclair

Chairman

Tanzanian Gold Corporation

24 Candleview Drive, P.O. Box 577, Sherman, CT 06784

Telephone: 844-364-1830

(Name, address and telephone number of agent for service)

Copy to:

Daniel B. Eng

Lewis Brisbois Bisgaard & Smith LLP

333 Bush Street, Suite 1100

San Francisco, CA 94104

Telephone: (415) 262-8508

Facsimile: (415) 434-0882

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company. ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per security	Aggregate maximum offering price (2)	Amount of registration fee (3)
Registrant Primary Offering
Senior or Subordinated Debt Securities
Common Shares, without par value
Warrants
Units(4)
Total Primary Offering	N/A	N/A	$100,000,000.00	$10,910.00
Registrant Secondary Offering
Common Shares, without par value, underlying Warrants(5)	17,613,847	$0.80	$14,091,078	$1,537.34
Total Registration Fee				$12,447.34
(1)	Includes an indeterminate aggregate number of securities of each identified class of securities up to a proposed aggregate offering price of $100,000,000.00, which may be offered by the registrant from time to time in unspecified numbers and at indeterminate prices. In no event will the aggregate offering price of all types of securities issued by the Registrant pursuant to this registration statement exceed $100,000,000.00.
(2)	Pursuant to General Instruction II.C. of Form F-3, the table lists each of the classes of securities being registered and the aggregate proceeds to be raised, but does not specify by each class information as to the amount to be registered, proposed maximum offering price per unit, and proposed maximum aggregate offering price.
(3)	The proposed maximum aggregate offering price has been estimated solely to calculate the registration fee in accordance with Rule 457(o) under the Securities Act of 1933.
(4)	Consisting of some or all of the securities listed above, in any combination, including debt securities, common shares, and warrants and Units consisting of debt securities, common shares, and warrants or a combination thereof.
(5)	Calculated in accordance with Rule 457(g) based on the exercise price of the warrant.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains two prospectuses:

•	a base prospectus which covers the offering, issuance and sale by us of up to $100,000,000 of our debt securities, common shares, warrants to purchase common shares and/or units consisting of debt securities, common shares, and warrants or any combination of these securities in one or more transactions; and

•	a resale prospectus covering the offer and sale by selling shareholders of up to 17,613,847 common shares underlying warrants.

The base prospectus immediately follows this explanatory note. The resale prospectus immediately follows the base prospectus.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated April 27, 2021

PROSPECTUS

TANZANIAN GOLD CORPORATION

$100,000,000

Senior or Subordinated Debt Securities

Common Shares
Warrants

Units

From time to time, we may offer up to $100,000,000 of our debt securities, common shares, warrants to purchase common shares and/or units consisting of debt securities, common shares and warrants or any combination of these securities in one or more transactions. The debt securities, warrants and units may be convertible, exercisable or exchangeable for common shares or other securities of ours. Unless otherwise indicated, dollar amounts shall mean United States dollars.

We will provide specific terms of these offerings and securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement, and any documents incorporated by reference, may also add, update or change information contained in this prospectus. You should read this prospectus, the applicable prospectus supplement, any documents incorporated by reference and any related free writing prospectus carefully before buying any of the securities being offered.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

We have registered $100,000,000 of our securities. Our common shares are listed on the NYSE American under the symbol TRX and the closing sale price of our common share on April 26, 2021 was $0.58.

Investing in our securities involves a high degree of risk. Before making an investment decision, please read “Risk Factors” beginning on page 6 of this prospectus and any other risk factor included in any accompanying prospectus supplement and in the documents incorporated by reference into this prospectus or any prospectus supplement.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is , 2021.

TABLE OF CONTENTS

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements in this prospectus and in any prospectus supplement we may file constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 (“Securities Act”) and Section 21E of the Securities Exchange Act of 1934 (“Exchange Act”). These statements relate to future events concerning our business and to our potential revenues, operating results, and financial condition. In some cases, you can identify forward-looking statements by terminology such as “may”, “will”, “could”, “would”, “should”, “expect”, “plan”, “anticipate”, “intend”, “believe”, “estimate”, “forecast”, “predict”, “propose”, “potential”, or “continue” or the negative of those terms or other comparable terminology.

Any forward looking statements contained in this prospectus or any prospectus supplement are only estimates or predictions of future events based on information currently available to our management and management’s current beliefs about the potential outcome of future events. Whether these future events will occur as management anticipates, whether we will achieve our business objectives, and whether our potential revenues, operating results, or financial condition will improve in future periods are subject to numerous risks. There are a number of important factors that could cause actual results to differ materially from the results anticipated by these forward-looking statements. These important factors include those that we discuss under the heading “Risk Factors” and in other sections of our Annual Report on Form 20-F for the fiscal year ended August 31, 2020, as amended, as well as in our other reports filed from time to time with the Securities and Exchange Commission (“SEC”) that are incorporated by reference into this prospectus. You should read these factors and the other cautionary statements made in this prospectus and in the documents we incorporate by reference into this prospectus as being applicable to all related forward-looking statements wherever they appear in this prospectus or the documents we incorporate by reference into this prospectus. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

CAUTIONARY NOTE TO UNITED STATES INVESTORS CONCERNING
TERMINOLOGY OF MINERAL RESOURCES

As an Alberta corporation, Tanzanian Gold Corporation (the “Company”) is subject to certain rules and regulations issued by Canadian Securities Administrators. The Company files an Annual Report on Form 20-F as its Annual Information Form (“AIF”) with the British Columbia, Alberta and Ontario Securities Commissions via the System for Electronic Document Analysis and Retrieval (“SEDAR”). Under the filing requirements for an AIF, the Company is required to provide detailed information regarding its properties including mineralization, drilling, sampling and analysis, security of samples, and mineral resource and mineral reserve estimates, if any. Further, the Company may describe its properties utilizing terminology such as “Proven Mineral Reserve” or “Probable Mineral Reserve” or “Measured Mineral Resources,” “Indicated Mineral Resources” and “Inferred Mineral Resources” that are permitted by Canadian securities regulations.

United States investors are cautioned not to assume that any part of the mineral deposits, if any, in the “Proven Mineral Reserve” or “Probable Mineral Reserve” or “Measured Mineral Resources,” “Indicated Mineral Resources” and “Inferred Mineral Resources” categories will ever be converted into reserves. On October 31, 2018, the SEC adopted Item 1300 of Regulation S-K (“Item 1300”) to modernize the property disclosure requirements for mining registrants, and related guidance, under the Securities Act and the Exchange Act. All registrants are required to comply with Item 1300 for fiscal years ending after January 1, 2021. Item 1300 uses the Committee for Mineral Reserves International Reporting Standards (“CRIRSCO”) based classification scheme for mineral resources and mineral reserves, that includes definitions for inferred, indicated, and measured mineral resources.

United States investors are cautioned not to assume that any part or all of the mineral deposits identified as an “inferred mineral resource,” “indicated mineral resource,” or “measured mineral resource” will ever be converted to probable mineral reserves or proven mineral reserves as defined by Item 1300 of the SEC regulations. It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category. U.S. investors are cautioned not to assume that part or all of an inferred mineral resource, indicated mineral resource or measured mineral resource is economically mineable.

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ABOUT THIS PROSPECTUS

This document is called a prospectus and is part of a registration statement that we have filed with the SEC using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer our debt securities, common shares, and various series of warrants to purchase common shares, either individually or in units, in one or more offerings, in amounts we will determine from time to time, up to a total dollar amount of $100,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities described in this prospectus, we will provide a prospectus supplement, or information that is incorporated by reference into this prospectus, containing more specific information about the terms of the securities that we are offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings and securities. This prospectus, together with applicable prospectus supplement, any information incorporated by reference and any related free writing prospectuses, includes all material information relating to these offerings and securities. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus, including, without limitation, a discussion of any risk factors or other special considerations that apply to these offerings or securities or the specific plan of distribution. If there is any inconsistency between the information in this prospectus and a prospectus supplement or information incorporated by reference having a later date, you should rely on the information in that prospectus supplement or incorporated information having a later date. We urge you to read carefully this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Where You Can Find Additional Information”, before buying any of the securities being offered.

You should rely only on the information we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus.

Neither the delivery of this prospectus nor any sale made under it implies that there has been no change in our affairs or that the information in this prospectus is correct as of any date after the date of this prospectus. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find Additional Information”. THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES, UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

In this prospectus, “we,” “us,” “our,” and the “Company,” refer to Tanzanian Gold Corporation and its subsidiaries, unless the context otherwise requires. In addition, references to dollar amounts in this prospectus shall mean United States dollars, unless otherwise indicated.

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ABOUT TANZANIAN GOLD CORPORATION

Tanzanian Gold Corporation was originally incorporated under the name “424547 Alberta Ltd.” in the Province of Alberta on July 5, 1990, under the Business Corporations Act (Alberta). The name was changed to “Tan Range Exploration Corporation” on August 13, 1991. The name of the Company was again changed to “Tanzanian Royalty Exploration Corporation” on February 28, 2006. Subsequently, at the 2019 Annual Meeting, the shareholders approved a change of name to Tanzanian Gold Corporation. The Company is also registered in the Province of British Columbia as an extra-provincial company under the Business Corporations Act (British Columbia) and in the Province of Ontario as an extra-provincial company under the Business Corporations Act (Ontario).

The principal executive office of the Company is located at Tanzanian Gold Corporation #202, 5226 Larch Street, Vancouver, British Columbia, Canada V6M 4E1, and its telephone number is (844) 364-1830. We maintain a website at http://www.tangoldcorp.com. Information contained on, or that can be accessed through, our website is not part of this prospectus.

Business Overview

The Company along with its joint venture partner, State Mining Company (“Stamico”), a 100% owned entity of the Government of the United Republic of Tanzania (“Tanzania”), is building a significant gold project at Buckreef (“Buckreef” or the “Buckreef Project”) in Tanzania that is based on a significant Mineral Resource base and the treatment of its mineable Mineral Reserves in two standalone plants. The Measured Mineral Resource is 19.98MT at 1.99 g/t gold containing 1,281,161 ounces of gold. The Indicated Mineral Resource is 15.89MT at 1.48g/t gold containing 755,119 ounces of gold for a combined M&I tonnage of 35.88MT at 1.77g/t gold, containing 2,036,280 ounces of gold. The Buckreef Project also contains an Inferred Mineral Resource of 17.8MT at 1.11g/t gold for contained gold of 635,540 ounces of gold. The Company is actively investigating and assessing multiple exploration targets on its property. Please refer to the Company’s Updated Mineral Resources Estimate for Buckreef Gold Project, dated May 15, 2020, for more information.

The Company is advancing on three value-creation tracks:

•	Strengthening its balance sheet by expanding near-term production to 15,000 - 20,000 oz. of gold per year from the processing of oxide material from an expanded oxide plant;
•	Advancing the Final Feasibility Study for a stand-alone sulphide treating plant that is substantially larger than previously modelled and targeting significant annual gold production; and
•	Continuing with a drilling program to further test the potential of its property, Exploration Targets and Mineral Resource base by: (i) identifying new prospects; (ii) drilling new oxide/sulphide targets; (iii) infill drilling to upgrade Mineral Resources currently in the Inferred category; and (iv) a step-out drilling program in the Northeast & South Extensions.

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WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act, with respect to the securities covered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information with respect to us and the securities covered by this prospectus, please see the registration statement and the exhibits filed with the registration statement. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is http://www.sec.gov.

We are subject to the information and periodic reporting requirements of the Exchange Act, and, in accordance therewith, we file certain reports and other information with the SEC. Such reports and other information are available at the website of the SEC referred to above. We maintain a website at http://www.tangoldcorp.com. You may access our Annual Report on Form 20-F and other reports that we file pursuant to Sections 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and certain information that we will later file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below as well as certain filings made with the SEC under Sections 13(a), 13(c), or 15(d) of the Exchange Act from the date of the initial registration statement and prior to the effectiveness of this registration statement, and any filings made after the date of this prospectus until we sell all of the securities under this prospectus, except that we do not incorporate any document or portion of a document that was furnished and deemed by the rules of the SEC not to have been filed:

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. The documents we are incorporating by reference as of their respective dates of filing are:

•	Our Registration Statement of common shares pursuant to Section 12(b) of the Securities Exchange Act of 1934 on Form 8-A;
•	Our Annual Report on Form 20-F for the fiscal year ended August 31, 2020, filed with the SEC on December 2, 2020; as amended pursuant to Annual Report on Form 20-F/A filed with the SEC on February 9, 2021;
•	Our Form 6-K for December 2020, filed with the SEC on December 2, 2020, regarding appointment of our new Chief Executive Officer;
•	Form 6-K for December 2020, filed with the SEC on December 21, 2020 regarding the sale of our common shares and warrants in a registered direct offering;
•	Form 6-K for January 2021, filed with the SEC on January 8, 2021, regarding update on Buckreef Gold Project;
•	Exhibits 99.1 and 99.2 to our Form 6-K for January 2021, filed with the SEC on January 15, 2021, regarding Condensed Consolidated Interim Financial Statements for the three months November 30, 2020 and 2019 and Management Discussion and Analysis, as amended by our Form 6-K/A filed with the SEC on February 9, 2021;

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•	Our Form 6-K for January 2021 filed with the SEC on January 21, 2021, regarding resignation of one of our directors and change in committee;
•	Exhibits 99.1 and 99.2 to our Form 6-K for January 2021 filed with the SEC on January 26, 2021, containing our Notice of Meeting and Management Information Circular related to our Annual General and Special Meeting to be held on February 25, 2021;
•	Exhibits 4.1, 4.2 and 10.1 of our Form 6-K for February 2021 filed with the SEC on February 9, 2021, regarding the announcement of our sale of common shares in a registered direct offering and warrants in a private placement;
•	Exhibits 99.1 and 99.2 to our Form 6-K for February 2021 filed with the SEC on February 25, 2021, regarding certain results at the Buckreef Gold Project and Exploration Target Clarification;
•	Exhibit 99.1 March 2021 filed with the SEC on March 4, 2021, regarding senior management changes at the Buckreef Gold Project;
•	Exhibit 99.1 March 2021 filed with the SEC on March 17, 2021, regarding the appointment of Shubo Rakhit as Director;
•	Exhibits 99.1 and 99.2 to our Form 6-K for April 2021, filed with the SEC on April 15, 2021, regarding Condensed Consolidated Interim Financial Statements for the six months February 28, 2021 and 2020 and Management Discussion and Analysis; and
•	Our Form 6-K for April 2021, filed with the SEC on April 23, 2021, regarding our Chief Financial Officer.

All subsequent annual reports on Form 20-F filed by us and all subsequent reports on Form 6-K filed by us that are identified by us as being incorporated by reference shall be deemed to be incorporated by reference into this prospectus and deemed to be a part hereof after the date of this prospectus but before the termination of the offering by this prospectus.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus, or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Each person, including any beneficial owner to whom this prospectus is delivered, may request, orally or in writing, a copy of these documents, which will be provided at no cost, by contacting:

Corporate Secretary
Tanzanian Gold Corporation
#202, 5226 Larch Street
Vancouver, British Columbia
Canada V6M 4E1
Telephone number: (844) 364-1830

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RISK FACTORS

Investment in our securities involves risks. Before deciding whether to invest in our securities, you should consider carefully the risk factors discussed below and those contained in “Part I. Item 3. Key Information- D. Risk Factors” of our Annual Report on Form 20-F for the fiscal year ended August 31, 2020, as amended, as filed with the SEC which is incorporated herein by reference in its entirety, as well as any amendment or update to our risk factors reflected in subsequent filings with the SEC. If any of the risks or uncertainties described in our SEC filings actually occurs, our business, financial condition, results of operations or cash flow could be materially and adversely affected. This could cause the trading price of our common shares to decline, resulting in a loss of all or part of your investment. The risks and uncertainties we have described are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional common shares or other securities convertible into or exchangeable for our common shares at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing shareholders. The price per share at which we sell additional shares of our common shares, or securities convertible or exchangeable into common shares, in future transactions may be higher or lower than the price per share paid by investors in this offering.

Sales of a significant number of our common shares in the public market, or the perception that such sales could occur, could depress the market price of our common shares.

Sales of a substantial number of our common shares in the public market could depress the market price of our common shares and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our common shares would have on the market price of our common shares.

The exercise price of our outstanding warrants and options may be below market and may have the effect of suppressing the price for our common shares.

In connection with our prior financings and the engagement of employees and advisors, we have issued warrants and options some of which may have exercise prices that are below the current market price for our common shares. These exercise prices may have the effect of suppressing the price of our common shares until such warrants and stock options have been exercise and sold. The exercise of warrants and options into common shares and future sales may further dilute the common shares and adversely impact the price of our common shares. In addition, the sale of a substantial number of common shares on the open market could decrease the market price of our common shares and the value of your investment.

CAPITALIZATION AND INDEBTEDNESS

The table below sets forth our capitalization and indebtedness as of February 28, 2021.

The amounts shown below are unaudited. The information in this table should be read in conjunction with and is qualified by reference to our consolidated financial statements and notes thereto and other financial information incorporated by reference into this prospectus.

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	As of February 28, 2021
	Expressed In Thousands
	$Cdn	$US(1)

Total Liabilities	$15,585	$12,286

Authorized Capital
Share capital	207,804	163,819
Share based payment reserve	3,448	2,718
Warrants Reserve	2,154	1,698
Accumulated Other Comprehensive Loss	(2,557)	(2,016)
Accumulated Deficit	(149,692)	(118,007)
Equity attributable to owners of the Company	61,157	48,212
Non-controlling interests	(1,290)	(1,017)
Total Shareholder’s Equity	$59,867	$47,195

(1)       Based on an exchange rate (Bank of Canada) of Cdn$1.2685 for US$1.00 as of February 28, 2021.

MARKET FOR OUR COMMON SHARES

The common shares of the Company are listed on the Toronto Stock Exchange under the symbol “TNX”. The common shares of the Company are also listed on the NYSE American under the symbol “TRX.”

OFFER STATISTICS AND EXPECTED TIMETABLE

We may offer debt securities, common shares,warrants to purchase common shares and/or units consisting of a combination of any or all of these securities at an aggregate offering price of up to $100,000,000. The warrants that we may offer will consist of warrants to purchase any of the other securities that may be sold under this prospectus. The securities offered under this prospectus may be offered separately, together, or in separate series, and in amounts, at prices and on terms to be determined at the time of sale. The actual per share price of the securities that we will offer pursuant hereto will depend on a number of factors that may be relevant as of the time of offer (see “Plan of Distribution” below).

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain certain specific information about the terms of that offering, including a description of any risks related to the offering, if those terms and risks are not described in this prospectus. A prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more details on the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC together with additional information described under the headings “Incorporation Of Certain Information By Reference” before investing in any of the securities offered.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, information incorporated by reference or free writing prospectus, we intend to use the net proceeds from the sale of securities for capital expenditures, continued exploration, general corporate purposes and working capital.

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PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time in one or more transactions, including, without limitation:

•	through agents;
•	to or through underwriters;
•	through broker-dealers (acting as agent or principal);
•	directly by us to purchasers (including our affiliates and shareholders), through a specific bidding or auction process, a rights offering, or other method;
•	through a combination of any such methods of sale; or
•	through any other methods described in a prospectus supplement.

The distribution of securities may be effected, from time to time, in one or more transactions, including:

•	block transactions (which may involve crosses) and transactions on the NYSE American or Toronto Stock Exchange or any other organized market where the securities may be traded;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;
•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;
•	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and
•	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash, debt or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

We may also make direct sales through subscription rights distributed to our existing shareholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

Agents may, from time to time, solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter of the securities.

If underwriters are used in an offering, securities will be acquired by the underwriters for their own account and may be resold, from time to time, in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. This prospectus, the applicable prospectus supplement and any applicable free writing prospectus will be used by the underwriters to resell the securities.

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If a dealer is used in the sale of the securities, we, or an underwriter, will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters with respect to any resale of the securities. To the extent required, the prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries or affiliates in the ordinary course of business.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities.

These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

If more than ten percent (10%) of the net proceeds of any offering of securities made under this prospectus will be received by Financial Industry Regulatory Authority (“FINRA”) members participating in the offering or affiliates or associated persons of such FINRA members, the offering will be conducted in accordance with FINRA Conduct Rule 5110(h).

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

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DESCRIPTION OF SECURITIES WE MAY OFFER

We may offer, from time to time, our debt securities, common shares and warrants to purchase common shares, either individually or in units in amounts we will determine from time to time, under this prospectus at prices and on terms to be determined by market conditions at the time of offering. This prospectus provides you with a general description of the securities we may offer. See “Description of Debt Securities”, “Description of Common Shares”, “Description of Warrants”, and “Description of Units” below. Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;
•	aggregate offering price;
•	voting or other rights, if any; and
•	important federal income tax considerations.

The prospectus supplement and any related free writing prospectus also may supplement, or, as applicable, add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

The terms of any particular offering, the offering price and the net proceeds to us will be contained in the prospectus supplement, information incorporated by reference or free writing prospectus relating to such offering.

DESCRIPTION OF DEBT SECURITIES

As used in this prospectus, debt securities means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. Debt securities offered by this prospectus will be either senior debt securities or subordinated debt securities. Senior debt securities will be issued under a “Senior Indenture” and subordinated debt securities will be issued under a “Subordinated Indenture.” This prospectus sometimes refers to the Senior Indenture and the Subordinated Indenture collectively as the “Indentures.”

The form of Senior Indenture and the form of the Subordinated Indenture are filed as exhibits to the registration statement. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the Indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indentures and debt securities, including the definitions therein of certain terms.

General

Debt securities will be our direct unsecured obligations. Senior debt securities will rank equally with all of our other senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to all of our present and future senior indebtedness.

Because we are primarily a holding company for our interest in Tanzania, our right to participate in any distribution of assets of our subsidiaries, upon such subsidiary’s liquidation or reorganization or otherwise, is subject to the prior claims of creditors of the subsidiary, except to the extent we may be recognized as a creditor of that subsidiary. Accordingly, our obligations under debt securities will be structurally subordinated to all existing and future indebtedness and liabilities of our subsidiaries, and holders of debt securities should look only to our assets for payment thereunder.

The Indentures do not limit the aggregate principal amount of debt securities that we may issue and provide that we may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. We may issue additional debt securities of a particular series without the consent of the holders of debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable Indenture. The Indentures also do not limit our ability to incur other debt, except as described under “Restrictive Covenants” herein.

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Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

•	the title of debt securities and whether they are subordinated debt securities or senior debt securities;

•	any limit on the aggregate principal amount of such debt securities;

•	the price or prices at which we will sell such debt securities;

•	the maturity date or dates of such debt securities;

•	the rate or rates of interest, if any, which may be fixed or variable, at which such debt securities will bear interest, or the method of determining such rate or rates, if any;

•	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

•	the right, if any, to extend the interest payment periods and the duration of any such deferral period, including the maximum consecutive period during which interest payment periods may be extended;

•	whether the amount of payments of principal of (and premium, if any) or interest on such debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

•	the dates on which we will pay interest on such debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

•	whether the debt securities will be secured or unsecured;

•	the place or places where the principal of (and premium, if any) and interest on such debt securities will be payable;

•	if we possess the option to do so, the periods within which and the prices at which we may redeem such debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

•	our obligation, if any, to redeem, repay or purchase such debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase such debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

•	the denominations in which such debt securities will be issued, if other than denominations of $1,000 and integral multiples of $1,000;

•	the portion, or methods of determining the portion, of the principal amount of such debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with an Event of Default (as described below), if other than the full principal amount;

•	the currency, currencies or currency unit in which we will pay the principal of (and premium, if any) or interest, if any, on such debt securities, if not United States dollars;

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•	provisions, if any, granting special rights to holders of such debt securities upon the occurrence of specified events;

•	any deletions from, modifications of or additions to the Events of Default or our covenants with respect to the applicable series of debt securities, and whether or not such Events of Default or covenants are consistent with those contained in the applicable Indenture;

•	the application, if any, of the terms of the Indentures relating to defeasance and covenant defeasance (which terms are described below) to such debt securities;

•	whether the subordination provisions summarized below or different subordination provisions will apply to such debt securities;

•	the terms, if any, upon which the holders may convert or exchange such debt securities into or for our common shares or other securities or property;

•	whether any of such debt securities will be issued in global form and, if so, the terms and conditions upon which global debt securities may be exchanged for certificated debt securities;

•	any change in the right of the trustee or the requisite holders of such debt securities to declare the principal amount thereof due and payable because of an Event of Default;

•	the depositary for global or certificated debt securities;

•	any special tax implications of such debt securities;

•	any trustees, authenticating or paying agents, transfer agents or registrars or other agents with respect to such debt securities; and

•	any other terms of such debt securities.

Unless otherwise specified in the applicable prospectus supplement, debt securities will not be listed on any securities exchange. Unless otherwise specified in the applicable prospectus supplement, debt securities will be issued in fully-registered form without coupons.

Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the federal income tax consequences and special considerations applicable to any such debt securities. Debt securities may also be issued as indexed securities or securities denominated in foreign currencies, currency units or composite currencies, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and certain additional tax considerations applicable to such debt securities.

Subordination

The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement, subordinated debt securities will be subordinate and junior in right of payment to all of our Senior Indebtedness, to the extent and in the manner set forth in the Subordinated Indenture.

Under the Subordinated Indenture, “Senior Indebtedness” means all of our obligations in respect of any of the following, whether outstanding at the date of execution of the Subordinated Indenture or thereafter incurred or created:

•	the principal of (and premium, if any) and interest due on our indebtedness for borrowed money;

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•	all obligations guaranteed by us for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments;

•	all obligations guaranteed by us evidenced by bonds, debentures, notes or similar written instruments, including obligations assumed or incurred in connection with the acquisition of property, assets or businesses (provided, however, that the deferred purchase price of any other business or property or assets shall not be considered indebtedness if the purchase price thereof is payable in full within 90 days from the date on which such indebtedness was created);

•	any obligations of our as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles;

•	all of our obligations for the reimbursement on any letter of credit, banker’s acceptance, security purchase facility or similar credit transaction;

•	all of our obligations in respect of interest rate swap, cap or other agreements, interest rate future or options contracts, currency swap agreements, currency future or option contracts and other similar agreements;

•	all obligations of the types referred to above of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise; and

•	all obligations of the types referred to above of other persons secured by any lien on any of our property or assets (whether or not such obligation is assumed by us).

Senior Indebtedness does not include:

•	indebtedness or monetary obligations to trade creditors created or assumed by us in the ordinary course of business in connection with the obtaining of materials or services;

•	indebtedness that is by its terms subordinated to or ranks equal with the subordinated debt securities; and

•	any indebtedness of ours to our affiliates (including all debt securities and guarantees in respect of those debt securities issued to any trust, partnership or other entity affiliated with us that is a financing vehicle of ours in connection with the issuance by such financing entity of securities guaranteed by us) unless otherwise expressly provided in the terms of any such indebtedness.

Senior Indebtedness shall continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

Unless otherwise noted in the accompanying prospectus supplement, if we default in the payment of any principal of (or premium, if any) or interest on any Senior Indebtedness when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, then, unless and until such default is cured or waived or ceases to exist, we will make no direct or indirect payment (in cash, property, securities, by set-off or otherwise) in respect of the principal of or interest on the subordinated debt securities or in respect of any redemption, retirement, purchase or other requisition of any of the subordinated debt securities.

In the event of the acceleration of the maturity of any subordinated debt securities, the holders of all senior debt securities outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due on senior debt securities before the holders of subordinated debt securities will be entitled to receive any payment of principal (and premium, if any) or interest on the subordinated debt securities.

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If any of the following events occurs, we will pay in full all Senior Indebtedness before it makes any payment or distribution under subordinated debt securities, whether in cash, securities or other property, to any holder of subordinated debt securities:

•	any dissolution or winding-up or liquidation or reorganization of ours, whether voluntary or involuntary or in bankruptcy, insolvency or receivership;

•	any general assignment by us for the benefit of creditors; or

•	any other marshaling of our assets or liabilities.

In such event, any payment or distribution under subordinated debt securities, whether in cash, securities or other property, which would otherwise (but for the subordination provisions) be payable or deliverable in respect of such subordinated debt securities, will be paid or delivered directly to the holders of Senior Indebtedness in accordance with the priorities then existing among such holders until all Senior Indebtedness has been paid in full. If any payment or distribution under subordinated debt securities is received by the trustee of any subordinated debt securities in contravention of any of the terms of the Subordinated Indenture and before all the Senior Indebtedness has been paid in full, such payment or distribution or security will be received in trust for the benefit of, and paid over or delivered and transferred to, the holders of Senior Indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all such Senior Indebtedness in full.

The Subordinated Indenture does not limit the issuance of additional Senior Indebtedness.

If subordinated debt securities are issued to a trust in connection with the issuance of trust preferred securities, such subordinated debt securities may thereafter be distributed pro rata to the holders of such trust securities in connection with the dissolution of such trust upon the occurrence of certain events described in the applicable prospectus supplement.

Restrictive Covenants

Unless an accompanying prospectus supplement states otherwise, the following restrictive covenant may apply to each series of senior debt securities which may be similar to other financings by comparable companies:

Consolidation, Merger, Sale of Assets and Other Transactions

We may not (i) merge with or into or consolidate with another person or sell, assign, transfer, lease or convey all or substantially all of its properties and assets to, any other person other than a direct or indirect wholly-owned subsidiary of ours, and (ii) no person may merge with or into or consolidate with us or, except for any direct or indirect wholly-owned subsidiary of ours, sell, assign, transfer, lease or convey all or substantially all of its properties and assets to us unless:

•	we are the surviving corporation or the person formed by or surviving such merger or consolidation or to which such sale, assignment, transfer, lease or conveyance has been made, if other than us, has expressly assumed by supplemental indenture all the obligations of ours under such debt securities, the Indentures and any guarantees of preferred securities or common securities issued by certain trusts;

•	immediately after giving effect to such transaction, no default or Event of Default has occurred and is continuing; and

•	we delivers to the trustee an officers’ certificate and an opinion of counsel, each stating that the supplemental indenture complies with the applicable Indenture.

Events of Default, Notice and Waiver

Unless an accompanying prospectus supplement states otherwise, the following shall constitute “Events of Default” under the Indentures with respect to each series of debt securities:

•	our failure to pay any interest on any debt security of such series when due and payable for a period of up to 90 days;

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•	our failure to pay principal (or premium, if any) on any debt security of such series when due, regardless of whether such payment became due because of maturity, redemption, acceleration or otherwise, or is required by any sinking fund established with respect to such series;

•	our failure to observe or perform any other of its covenants or agreements with respect to such debt securities for period of 90 days after it receives notice of such failure;

•	certain defaults with respect to our debt (other than such debt securities or non-recourse debt) in any aggregate principal amount of $100 million consisting of the failure to make any payment at maturity or that results in acceleration of the maturity of such debt; and

•	certain events of bankruptcy, insolvency or reorganization of ours.

If an Event of Default with respect to any debt securities of any series outstanding under either of the Indentures shall occur and be continuing, the trustee under such Indenture or the holders of at least 25% in aggregate principal amount of the debt securities of that series outstanding may declare, by notice as provided in the applicable Indenture, the principal amount (or such lesser amount as may be provided for in the debt securities of that series) of the debt securities of that series outstanding to be due and payable immediately; provided that, in the case of an Event of Default involving certain events in bankruptcy, insolvency or reorganization, acceleration is automatic; and, provided further, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal, have been cured or waived.

Upon the acceleration of the maturity of original issue discount securities, an amount less than the principal amount thereof will become due and payable.

Reference is made to the prospectus supplement relating to any original issue discount securities for the particular provisions relating to acceleration of maturity thereof. Any past default under either Indenture with respect to debt securities of any series, and any Event of Default arising therefrom, may be waived by the holders of a majority in principal amount of all debt securities of such series outstanding under such Indenture, except in the case of (i) default in the payment of the principal of (or premium, if any) or interest on any debt securities of such series or (ii) default in respect of a covenant or provision which may not be amended or modified without the consent of the holder of each outstanding debt security of such series affected.

The trustee is required, within 90 days after the occurrence of a default (which is known to the trustee and is continuing), with respect to the debt securities of any series (without regard to any grace period or notice requirements), to give to the holders of debt securities of such series notice of such default; provided, however, that, except in the case of a default in the payment of the principal of (and premium, if any) or interest, or in the payment of any sinking fund installment, on any debt securities of such series, the trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of debt securities of such series.

The trustee, subject to its duties during default to act with the required standard of care, may require indemnification by the holders of debt securities of any series with respect to which a default has occurred before proceeding to exercise any right or power under the Indentures at the request of the holders of debt securities of such series. Subject to such right of indemnification and to certain other limitations, the holders of a majority in principal amount of the outstanding debt securities of any series under either Indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to debt securities of such series.

No holder of a debt security of any series may institute any action against us under either of the Indentures (except actions for payment of overdue principal of (and premium, if any) or interest on such debt security or for the conversion or exchange of such debt security in accordance with its terms) unless (i) the holder has given to the trustee written notice of an Event of Default and of the continuance thereof with respect to debt securities of such series specifying an Event of Default, as required under the applicable Indenture, (ii) the holders of at least 25% in aggregate principal amount of debt securities of that series then outstanding under such Indenture shall have requested the trustee to institute such action and offered to the trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request and (iii) the trustee shall not have instituted such action within 60 days of such request.

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We are required to furnish annually to the trustee statements as to its compliance with all conditions and covenants under each Indenture.

Discharge, Defeasance and Covenant Defeasance

If indicated in the applicable prospectus supplement, we may discharge or defease its obligations under each Indenture as set forth below.

We may discharge certain obligations to holders of any series of debt securities issued under either the Senior Indenture or the Subordinated Indenture which have not already been delivered to the trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the trustee cash or, in the case of debt securities payable only in U.S. dollars, U.S. Government Obligations (as defined in either Indenture), as trust funds in an amount certified to be sufficient to pay when due, whether at maturity, upon redemption or otherwise, the principal of (and premium, if any) and interest on such debt securities.

If indicated in the applicable prospectus supplement, we may elect either (i) to defease and be discharged from any and all obligations with respect to debt securities of or within any series (except as otherwise provided in the relevant Indenture) (“defeasance”) or (ii) to be released from its obligations with respect to certain covenants applicable to debt securities of or within any series (“covenant defeasance”), upon the deposit with the relevant Indenture trustee, in trust for such purpose, of money and/or government obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient, without reinvestment, to pay the principal of (and premium, if any) or interest on such debt securities to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the relevant Indenture. In addition, in the case of either defeasance or covenant defeasance, we shall have delivered to the trustee (i) an officers’ certificate to the effect that the relevant debt securities exchange(s) have informed it that neither such debt securities nor any other debt securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit and (ii) an officers’ certificate and an opinion of counsel, each stating that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with. We may exercise its defeasance option with respect to such debt securities notwithstanding its prior exercise of its covenant defeasance option.

Modification and Waiver

Under the Indentures, we and the applicable trustee may supplement the Indentures for certain purposes which would not materially adversely affect the interests or rights of the holders of debt securities of a series without the consent of those holders. We and the applicable trustee may also modify the Indentures or any supplemental indenture in a manner that affects the interests or rights of the holders of debt securities with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each affected series issued under the Indenture. However, the Indentures require the consent of each holder of debt securities that would be affected by any modification which would:

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•	extend the fixed maturity of any debt securities of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof;

•	reduce the amount of principal of an original issue discount debt security or any other debt security payable upon acceleration of the maturity thereof;

•	change the currency in which any debt security or any premium or interest is payable;

•	impair the right to institute suit for any payment on or with respect to any debt security;

•	reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the Indentures or for waiver of compliance with certain provisions of the Indentures or for waiver of certain defaults;

•	reduce the requirements contained in the Indentures for quorum or voting; or

•	modify any of the above provisions.

If subordinated debt securities are held by a trust or a trustee of a trust, a supplemental indenture that affects the interests or rights of the holders of debt securities will not be effective until the holders of not less than a majority in liquidation preference of the common securities of the applicable trust, collectively, have consented to the supplemental indenture; provided, further, that if the consent of the holder of each outstanding debt security is required, the supplemental indenture will not be effective until each holder of the preferred securities and the common securities of the applicable trust has consented to the supplemental indenture.

The Indentures permit the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series issued under the Indentures which is affected by the modification or amendment to waive our compliance with certain covenants contained in the Indentures.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name a debt security is registered at the close of business on the record date for the interest.

Unless otherwise indicated in the applicable prospectus supplement, principal, interest and premium on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as we may designate for such purpose from time to time.

Notwithstanding the foregoing, at our option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register.

Unless otherwise indicated in the applicable prospectus supplement, a paying agent designated by us and located in the Borough of Manhattan, The City of New York will act as paying agent for payments with respect to debt securities of each series. All paying agents initially designated by us for debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for debt securities of a particular series.

All moneys paid by us to a paying agent for the payment of the principal, interest or premium on any debt security which remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to us upon request, and the holder of such debt security thereafter may look only to us for payment thereof.

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Denominations, Registrations and Transfer

Unless an accompanying prospectus supplement states otherwise, debt securities will be represented by one or more global certificates registered in the name of a nominee for The Depository Trust Company, or DTC. In such case, each holder’s beneficial interest in the global securities will be shown on the records of DTC and transfers of beneficial interests will only be effected through DTC’s records.

A holder of debt securities may only exchange a beneficial interest in a global security for certificated securities registered in the holder’s name if:

•	DTC notifies us that it is unwilling or unable to continue serving as the depositary for the relevant global securities;

•	DTC ceases to maintain certain qualifications under the Exchange Act and no successor depositary has been appointed for 90 days; or

•	we determine, in our sole discretion, that the global security shall be exchangeable.

If debt securities are issued in certificated form, they will only be issued in the minimum denomination specified in the accompanying prospectus supplement and integral multiples of such denomination. Transfers and exchanges of such debt securities will only be permitted in such minimum denomination. Transfers of debt securities in certificated form may be registered at the trustee’s corporate office or at the offices of any paying agent or trustee appointed by us under the Indentures. Exchanges of debt securities for an equal aggregate principal amount of debt securities in different denominations may also be made at such locations.

Governing Law

The Senior Indenture, the Subordinated Indenture and debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to its principles of conflicts of laws.

Conversion or Exchange Rights

The prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common shares or other debt securities. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. These provisions may allow or require the number of our common shares or other securities to be received by the holders of such series of debt securities to be adjusted.

DESCRIPTION OF COMMON SHARES

The description below of our capital shares is a summary and is qualified in its entirety by reference to our Articles of Incorporation (“Articles”). For a complete description, you should refer to our Articles a copy of which is on file with the SEC.

Our Articles authorizes the issuance of an unlimited number of common shares, without par value.

Each holder of common shares is entitled to one vote for each share on all matters submitted to a vote of the shareholders, except matters that relate only to one or more of the series of preferred share, and each holder does not have cumulative voting rights. Accordingly, the holders of a majority of the common shares entitled to vote in any election of directors can elect all of the directors standing for election, if they so choose.

Subject to preferences that may be applicable to any then outstanding preferred shares, holders of common shares are entitled to receive ratably those dividends, if any, as may be declared from time to time by the board of directors out of legally available funds. In the event of our liquidation, dissolution or winding up, holders of common shares will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any outstanding preferred shares.

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Holders of common shares have no preemptive or conversion rights or other subscription rights, and there are no redemption or sinking fund provisions applicable to the common share. All outstanding common shares are, and the common shares offered by us in this offering, when issued and paid for, will be fully paid and nonassessable. The rights, preferences and privileges of the common shares are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred shares, if any, which we may designate in the future.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase common shares. We may issue the warrants independently or together with any underlying securities, and the warrants may be attached or separate from the underlying securities. We may also issue a series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The following description is a summary of selected provisions relating to the warrants that we may issue. The summary is not complete. When warrants are offered in the future, a prospectus supplement, information incorporated by reference or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the warrants as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of warrants in the applicable prospectus supplement, information incorporated by reference or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific warrant document or agreement. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of warrants. See “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” above for information on how to obtain a copy of a warrant document when it is filed.

When we refer to a series of warrants, we mean all warrants issued as part of the same series under the applicable warrant agreement.

Terms

The applicable prospectus supplement, information incorporated by reference or free writing prospectus, may describe the terms of any warrants that we may offer, including, but not limited to, the following:

•	the title of the warrants;
•	the total number of warrants;
•	the price or prices at which the warrants will be issued;
•	the price or prices at which the warrants may be exercised;
•	the currency or currencies that investors may use to pay for the warrants;
•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;
•	whether the warrants will be issued in registered form or bearer form;
•	information with respect to book-entry procedures, if any;
•	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;
•	if applicable, the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;
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•	if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;
•	if applicable, a discussion of certain United States federal income tax considerations;
•	if applicable, the terms of redemption of the warrants;
•	the identity of the warrant agent, if any;
•	the procedures and conditions relating to the exercise of the warrants; and
•	any other terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

Warrant Agreement

We may issue the warrants in one or more series under one or more warrant agreements, each to be entered into between us and a bank, trust company, or other financial institution as warrant agent. We may add, replace, or terminate warrant agents from time to time. We may also choose to act as our own warrant agent or may choose one of our subsidiaries to do so.

The warrant agent under a warrant agreement will act solely as our agent in connection with the warrants issued under that agreement. Any holder of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise those warrants in accordance with their terms.

Form, Exchange and Transfer

We may issue the warrants in registered form or bearer form. Warrants issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the warrants represented by the global security. Those investors who own beneficial interests in a global warrant will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue warrants in non-global form, i.e., bearer form. If any warrants are issued in non-global form, warrant certificates may be exchanged for new warrant certificates of different denominations, and holders may exchange, transfer, or exercise their warrants at the warrant agent’s office or any other office indicated in the applicable prospectus supplement, information incorporated by reference or free writing prospectus.

Prior to the exercise of their warrants, holders of warrants exercisable for shares of common share will not have any rights of holders of common share and will not be entitled to dividend payments, if any, or voting rights of the common share.

Exercise of Warrants

A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement, information incorporated by reference or free writing prospectus. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable offering material. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be redeemed as set forth in the applicable offering material.

Warrants may be exercised as set forth in the applicable offering material. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable offering material, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

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DESCRIPTION OF UNITS

We may issue units composed of any combination of our debt securities, common shares and warrants. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The following description is a summary of selected provisions relating to units that we may offer. The summary is not complete. When units are offered in the future, a prospectus supplement, information incorporated by reference or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the units as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of units in the applicable prospectus supplement, information incorporated by reference or free writing prospectus is subject to and is qualified in its entirety by reference to the unit agreement, collateral arrangements and depositary arrangements, if applicable. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of units. See “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” above for information on how to obtain a copy of a document when it is filed.

The applicable prospectus supplement, information incorporated by reference or free writing prospectus may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities composing the units;
•	whether the units will be issued in fully registered or global form; and
•	any other terms of the units.

The applicable provisions described in this section, as well as those described under “Description of Capital Shares” and “Description of Warrants” above, will apply to each unit and to each security included in each unit, respectively.

COMPARISON OF ALBERTA AND DELAWARE CORPORATE LAW
COMPARISON OF SHAREHOLDER RIGHTS

The Company is a corporation governed by the Business Corporations Act (Alberta) (“BCA”). The BCA differs in some material respects from the laws generally applicable to corporation in states within the United States. We are providing the following discussion, for illustration purposes only, a summary of certain material differences affecting Delaware corporations under the Delaware General Corporation Law (the “DGCL”) and the BCA. This summary is qualified in its entirety by reference to the DGCL, the BCA, and the Company’s articles.

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	Delaware	Business Corporations Act (Alberta)
Stockholder/ Shareholder Approval of Business Combinations; Fundamental Changes

Under the DGCL, certain fundamental changes, such as amendments to the certificate of incorporation, a merger, consolidation, sale, lease, exchange or other disposition of all or substantially all of the property of a corporation not in the usual and regular course of the corporation’s business, or a dissolution of the corporation, are generally required to be approved by the affirmative vote of the holders of a majority of the outstanding stock present in person or represented by proxy and entitled to vote on the matter, unless a corporation’s certificate of incorporation or the bylaws require a higher percentage.

However, generally under the DGCL, stockholder approval is not required if the number of shares of common stock, including securities convertible into common stock, of a corporation issued in a merger does not exceed 20% of its stock outstanding immediately prior to the effective date of the merger. In certain situations, the approval of a business combination may require approval by a certain number of the holders of a class or series of shares. In addition, Section 251(h) of the DGCL provides that stockholders of a constituent corporation need not vote to approve a merger if: (i) the merger agreement permits or requires the merger to be effected under Section 251(h) and provides that the merger shall be effected as soon as practicable following the tender offer or exchange offer, (ii) a corporation consummates a tender or exchange offer for any and all of the outstanding stock of such constituent corporation that would otherwise be entitled to vote to approve the merger, (iii) immediately following the consummation of the offer, the stock accepted for purchase or exchanges plus the stock owned by the consummating corporation equals at least the percentage of stock that would be required to adopt the agreement of merger under the DGCL, (iv) the corporation consummating the offer merges with or into such constituent corporation and (v) each outstanding share of each class or series of stock of the constituent corporation that was the subject of and not irrevocably accepted for purchase or exchange in the offer is to be converted in the merger into, or the right to receive, the same consideration to be paid for the shares

Under the BCA and the Company’s articles, certain alterations, such as changes to authorized share structure, continuances, into or out of province, certain amalgamations, sales, leases or other dispositions of all or substantially all of the property of the company (other than in the ordinary course of business) liquidations, dissolutions, and certain arrangements are required to be approved by ordinary or special resolution as applicable.

An ordinary resolution is a resolution (i) passed at a shareholders’ meeting by a simple majority of the votes cast by shareholders voting shares that carry the right to vote at general meetings, or (ii) passed, after being submitted to all of the shareholders holding shares that carry the right to vote at general meetings, by being consented to in writing all of the shareholders entitled to vote on the resolution.

A special resolution is a resolution (i) passed by not less than two-thirds of the votes cast by the shareholders voting shares that carry the right to vote at general meetings who voted in respect of the resolution at a meeting duly called and held for that purpose or (ii) passed by being consented to in writing by all shareholders entitled to vote on the resolution.

Holders of multiple voting shares and subordinate voting shares vote together at all meetings of shareholders except meetings at which only holders of a particular class are entitled to vote.

Under the BCA, an action that prejudices or interferes with a right or special right attached to issued shares of a class or series of shares must be approved by a separate special resolution of the holders of the class or series of shares being affected.

Arrangements are permitted under the BCA. In general, a plan of arrangement is approved by a corporation’s board of directors and then is submitted to a court for approval. It is customary for a corporation in such circumstances to apply to a court initially for an interim order governing various procedural matters prior to calling any security holder meeting to consider the proposed arrangement. Plans of arrangement involving shareholders must be

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Delaware	Business Corporations Act (Alberta)
of such class or series of stock of the constituent corporation irrevocably purchased or exchanged in such offer. The DGCL does not contain a procedure comparable to a plan of arrangement under BCA.

approved by a special resolution of shareholders, including holders of shares not normally entitled to vote. The court may, in respect of an arrangement proposed with persons other than shareholders and creditors, require that those persons approve the arrangement in the manner and to the extent required by the court. The court determines, among other things, to whom notice shall be given and whether, and in what manner, approval of any person is to be obtained and also determines whether any shareholders may dissent from the proposed arrangement and receive payment of the fair value of their shares. Following compliance with the procedural steps contemplated in any such interim order (including as to obtaining security holder approval), the court would conduct a final hearing, which would, among other things, assess the fairness of the arrangement and approve or reject the proposed arrangement.

The BCA does not contain a provision comparable to Section 251(h) of the DGCL.

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	Delaware	Business Corporations Act (Alberta)
Special Vote Required for Combinations with Interested Stockholders/ Shareholders

Unless a Delaware corporation’s certificate of incorporation provides that it elects not to be governed by Section 203 of the DGCL, a Delaware corporation may not engage in a business combination with an interested stockholder for a period of three years after the time of the transaction in which the person became an interested stockholder, unless (i) the board of directors of the corporation, prior to the time of the transaction in which the person became an interested stockholder, approves either the business combination or the transaction in which the stockholder becomes an interested stockholder; (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding shares owned by directors and officers of the corporation and shares held in certain types of employee stock plans); or (iii) the board of directors and the holders of at least two-thirds of the outstanding voting stock not owned by the interested stockholder approve the business combination on or after the time of the transaction in which the person became an interested stockholder.

For purposes of Section 203, the DGCL, subject to specified exceptions, generally defines an interested stockholder to include any person who, together with that person’s affiliates or associates, (i) owns 15% or more of the outstanding voting stock of the corporation (including any rights to acquire stock pursuant to an option, warrant, agreement, arrangement or understanding, or upon the exercise of conversion or exchange rights, and stock with respect to which the person has voting rights only), or (ii) is an affiliate or associate of the corporation and owned 15% or more of the outstanding voting stock of the corporation at any time within the previous three years.

The BCA does not contain a provision comparable to Section 203 of the DGCL with respect to business combinations.

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	Delaware	Business Corporations Act (Alberta)
Appraisal Rights; Rights to Dissent

Under the DGCL, a stockholder of a corporation participating in some types of major corporate transactions may, under varying circumstances, be entitled to appraisal rights pursuant to which the stockholder may receive cash in the amount of the fair market value of his or her shares in lieu of the consideration he or she would otherwise receive in the transaction.

For example, a stockholder is entitled to appraisal rights in the case of a merger or consolidation if the shareholder is required to accept in exchange for the shares anything other than: (i) shares of stock of the corporation surviving or resulting from the merger or consolidation, or depository receipts in respect thereof; (ii) shares of any other corporation, or depository receipts in respect thereof, that on the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 shareholders; (iii) cash instead of fractional shares of the corporation or fractional depository receipts of the corporation; or (iv) any combination of the foregoing.

The BCA provides that shareholders of a corporation are entitled to exercise dissent rights in respect of certain matters and to be paid the fair value of their shares in connection therewith. The dissent right is applicable where the corporation resolves to (i) alter its articles to alter the restrictions on the powers of the corporation or on the business it is permitted to carry on; (ii) approve certain amalgamations; (iii) approve an arrangement, where the terms of the arrangement or court orders relating thereto permit dissent; (iv) sell, lease or otherwise dispose of all or substantially all of its property; or (v) continue the corporation into another jurisdiction.

Dissent may also be permitted if authorized by resolution. A court may also make an order permitting a shareholder to dissent in certain circumstances.

Stockholder/ Shareholder Consent to Action Without Meeting

Under the DGCL, unless otherwise provided in a corporation’s certificate of incorporation, any action that can be taken at a meeting of the stockholders may be taken without a meeting if written consent to the action is signed by the holders of outstanding stock having not less than the minimum number of votes necessary to authorize or take the action at a meeting of the stockholders.

Although it is not customary for public companies to do so, under the BCA, shareholder action without a meeting may be taken by a consent resolution of shareholders signed by all of the shareholders entitled to vote on that resolution. A consent resolution is as valid and effective as if it was a resolution passed at a meeting of shareholders.
Special Meetings of Stockholders/ Shareholders	Under the DGCL, a special meeting of shareholders may be called by the board of directors or by such persons authorized in the certificate of incorporation or the bylaws.	Under the BCA, a special meeting of shareholders may be called by the board of directors.

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	Delaware	Business Corporations Act (Alberta)
Distributions and Dividends; Repurchases and Redemptions

Under the DGCL, subject to any restrictions contained in the certificate of incorporation, a corporation may pay dividends out of its capital surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared or the preceding fiscal year, as long as the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital represented by issued and outstanding shares having a preference upon the distribution of assets. Surplus is defined in the DGCL as the excess of the net assets over capital, as such capital may be adjusted by the board.

A Delaware corporation may purchase or redeem shares of any class for cash or other property except when its capital is impaired or would be impaired by the purchase or redemption. A corporation may, however, purchase or redeem out of capital shares that are entitled, upon any distribution of its assets, to a preference over another class or series of its shares or, if no shares entitled to a preference are outstanding, any of its shares if such shares will be retired and the capital reduced.

Under the BCA, unless its charter or an enactment provides otherwise, a corporation may pay a dividend in money or other property (including by issuing shares by way of dividend) unless there are reasonable grounds for believing that the corporation is insolvent, or the payment of the dividend would render the corporation insolvent.

The BCA provides that no special rights or restrictions attached to a series of any class of shares confer on the series a priority in respect of dividends or return of capital over any other series of shares of the same class.

Under the BCA, the purchase or other acquisition by a corporation of its shares is generally subject to solvency tests similar to those applicable to the payment of dividends (as set out above). The Company is permitted, under its articles, to acquire any of its shares, subject to the special rights and restrictions attached to such class or series of shares and the approval of its board of directors.

Under the BCA, subject to solvency tests similar to those applicable to the payment of dividends (as set out above), a corporation may redeem, on the terms and in the manner provided in its articles, any of its shares that has a right of redemption attached to it.

Vacancies on Board of Director	Under the DGCL, a vacancy or a newly created directorship may be filled by a majority of the directors then in office, although less than a quorum, or by the sole remaining director, unless otherwise provided in the certificate of incorporation or bylaws. Any newly elected director usually holds office for the remainder of the full term expiring at the annual meeting of stockholders at which the term of the class of directors to which the newly elected director has been elected expires.

Under the BCA and the Company’s articles, a vacancy among the directors may be filled by a quorum of directors, except in the case of a vacancy resulting from an increase in the number of directors or from a failure to elect the minimum number of directors required by the Company’s articles.

If there is not a quorum of directors, or if there has been a failure to elect the minimum number of directors required by the Company’s articles, the directors then in office shall forthwith call a special meeting of shareholders to fill the vacancy and, if they fail to call a meeting or if there are no directors then in office, the meeting may be called by any shareholder.

Under the BCA and if permitted by a corporation’s articles, directors of the corporation may, between annual general meetings, appoint one or more additional directors to serve until the next annual general meeting, but the number of directors shall not at any time exceed 1/3 of the number of directors who held office at the expiration of the last annual meeting of the corporation.

26

	Delaware	Business Corporations Act (Alberta)
Removal of Directors; Terms of Directors

Under the DGCL, except in the case of a corporation with a classified board or with cumulative voting, any director or the entire board may be removed, with or without cause, by the holders of a majority of the shares entitled to vote at an election of directors. If a Delaware corporation has a classified board, unless its certificate of incorporation provides otherwise, any director or the entire board may only be removed by stockholders for cause.

The BCA provides for the removal of a director by ordinary resolution passed at a special meeting of the shareholders. All directors are eligible for re-election or re-appointment.
Inspection of Books and Records	Under the DGCL, any holder of record of stock or a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person has the right during usual business hours to inspect the corporation’s books and records for a proper purpose.

Under the BCA, directors and shareholders, including their agents and legal representatives, may, without charge, inspect certain of the records of a corporation.

Public corporations, upon payment of a reasonable fee, must provide any requesting person with certain information regarding the identity and holdings of its shareholders.

Amendment of Governing Documents

Under the DGCL, a certificate of incorporation may be amended if: (i) the board of directors adopts a resolution setting forth the proposed amendment, declares the advisability of the amendment and directs that it be submitted to a vote at a meeting of shareholders; provided that, unless required by the certificate of incorporation, no meeting or vote is required to adopt an amendment for certain specified changes; and (ii) the holders of a majority of the outstanding shares of stock entitled to vote on the matter approve the amendment, unless the certificate of incorporation requires the vote of a greater number of shares.

If a class vote on the amendment is required by the DGCL, a majority of the outstanding stock of the class is required, unless a greater proportion is specified in the certificate of incorporation or by other provisions of the DGCL.

Under the DGCL, the board of directors may amend a corporation’s bylaws if so authorized in the certificate of incorporation. The shareholders of a Delaware corporation also have the power to amend bylaws.

The BCA provides that substantive changes to a corporation’s articles (such as a change in the corporation’s authorized share structure or a change in the special rights or restrictions that may be attached to a certain class or series of shares) may be made only by special resolution of the shareholders of the corporation.

The BCA permits the directors to make amendments to any of a corporation’s bylaws that regulate the business or affairs of the corporation by resolution. Any such amendment is required to be submitted to the shareholders at the next shareholder meeting to be confirmed, rejected or amended by ordinary resolution.

Our articles provide that certain changes to the Company’s share structure and any creation or alteration of special rights and restrictions attached to a series or class of shares be done by way of ordinary resolution. However, if a right or special right attached to a class or series of shares would be prejudiced or interfered with by such an alteration, the BCA requires that holders of such class or series of shares must approve the alteration by a sperate special resolution of those shareholders.

27

	Delaware	Business Corporations Act (Alberta)
Indemnification of Directors and Officers

Under the DGCL, subject to specified limitations in the case of derivative suits brought by a corporation’s stockholders in its name, a corporation may indemnify any person who is made a party to any action, suit or proceeding on account of being a director, officer, employee or agent of the corporation (or was serving at the request of the corporation in such capacity for another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding, provided that there is a determination that: (i) the individual acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation; and (ii) in a criminal action or proceeding, the individual had no reasonable cause to believe his or her conduct was unlawful. Without court approval, however, no indemnification may be made in respect of any derivative action in which an individual is adjudged liable to the corporation, except to the extent the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity.

The DGCL requires indemnification of directors and officers for expenses (including attorneys’ fees) actually and reasonably relating to a successful defense on the merits or otherwise of a derivative or third-party action.

Under the DGCL, a corporation may advance expenses to any director or officer relating to the defense of any proceeding upon the receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified.

Under the BCA, a corporation may indemnify: (i) a current or former director or officer of that corporation; or (ii) a current or former director or officer of another corporation if, at the time such individual held such office, the corporation was an affiliate of the corporation, or if such individual held such office at the corporation’s request against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal, administrative or other legal proceeding or investigative action (whether current, threatened, pending or completed) in which he or she is involved because of that person’s position as an indemnifiable person, unless: (i) the individual did not act honestly and in good faith with a view to the best interests of such corporation or the other entity, as the case may be; or (ii) in the case of a proceeding other than a civil proceeding, the individual did not have reasonable grounds for believing that the individual’s conduct was lawful. A corporation cannot indemnify an indemnifiable person if it is prohibited from doing so under its articles. In addition, a corporation must not indemnify an indemnifiable person in proceedings brought against the indemnifiable person by or on behalf of the corporation or an associated corporation, except where the indemnifiable person was substantially successful on the merits in their defense of the proceedings and would otherwise be entitled to indemnification. A corporation may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an indemnifiable person in respect of that proceeding, but if it is ultimately determined that the payment of expenses was prohibited, the indemnifiable person will repay any amounts advanced. On application from an indemnifiable person, a court may make any order the court considers appropriate in respect of an eligible proceeding.

As permitted by the BCA, the Company’s articles require it to indemnify its directors, officers, former directors or officers (and such individual’s respective heirs and legal representatives) and permit the Company to indemnify any person to the extent permitted by the BCA.

28

	Delaware	Business Corporations Act (Alberta)
Limited Liability of Directors	The DGCL permits the adoption of a provision in a corporation’s certificate of incorporation limiting or eliminating the monetary liability of a director to a corporation or its shareholders by reason of a director’s breach of the director’s fiduciary duties, except for (i) any breach the duty of loyalty to the corporation or its shareholders; (ii) any act or omission not in good faith or involving intentional misconduct or a known violation of law; (iii) any breach in which the director obtains an improper personal benefit from the corporation; or (iv) the unlawful payment of a dividend or the unlawful approval a stock repurchase.

Under the BCA, a director or officer of a corporation must (i) act honestly and in good faith with a view to the best interests of the corporation; (ii) exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances; (iii) act in accordance with the BCA and the regulations thereunder; and (iv) subject to (i) to (iii), act in accordance with the articles and bylaws of the corporation. These statutory duties are in addition to duties under common law and equity.

No provision in a contract or the articles of a company may relieve a director or officer of a company from the above duties.

Under the BCA, a director is not liable for certain acts if the director has otherwise complied with his or her duties and relied, in good faith, on (i) financial statements of the company represented to the director by an officer of the company or in a written report of the auditor of the company to fairly reflect the financial position of the company, (ii) a written report of a lawyer, accountant, engineer, appraiser or other person whose profession lends credibility to a statement made by that person, (iii) a statement of fact represented to the director by an officer of the company to be correct, or (iv) any record, information or representation that the court considers provides reasonable grounds for the actions of the director, whether or not that record was forged, fraudulently made or inaccurate or that information or representation was fraudulently made or inaccurate. Further, a director is not liable if the director did not know and could not reasonably have known that the act done by the director or authorized by the resolution voted for or consented to by the director was contrary to the BCA.

29

	Delaware	Business Corporations Act (Alberta)
Blank Check Preferred Stock/Shares

Under the DGCL, the certificate of incorporation of a corporation may give the board the right to issue new classes of preferred shares with voting, conversion, dividend distribution, and other rights to be determined by the board at the time of issuance, which could prevent a takeover attempt and thereby preclude shareholders from realizing a potential premium over the market value of their shares.

In addition, the DGCL does not prohibit a corporation from adopting a shareholder rights plan, or “poison pill,” which could prevent a takeover attempt and also preclude shareholders from realizing a potential premium over the market value of their shares.

Under the Company’s articles, the preferred shares may be issued in one or more series. Accordingly, the Company’s board of directors is authorized, without shareholder approval, but subject to the provisions of the BCA, to determine the maximum number of shares of each series, create an identifying name for each series and attach such special rights or restrictions, including dividend, liquidation and voting rights, as the Company’s board of directors may determine, and such special rights or restrictions, including dividend, liquidation and voting rights, may be superior to those of the subordinate voting shares and multiple voting shares. The issuance of preferred shares, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change of control of the Company and might adversely affect the market price of the Company’s subordinate voting shares and the voting and other rights of the holders of subordinate voting shares. Under the BCA, each share of a series of shares must have the same special rights or restrictions as are attached to every other share of that series of shares. In addition, the special rights or restrictions attached to shares of a series of shares must be consistent with the special rights or restrictions attached to the class of shares of which the series of shares is part.

In addition, the BCA does not prohibit a corporation from adopting a shareholder rights plan, or “poison pill,” which could prevent a takeover attempt and also preclude shareholders from realizing a potential premium over the market value of their shares.

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CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The material United States Federal income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement relating to the offering of those securities.

EXPENSE OF THE ISSUANCE AND DISTRIBUTION

The following table sets forth those expenses to be incurred by us in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimates, except the SEC registration fee.

SEC registration fee	$	$12,447.34
Legal fees and expenses		(1)
Accounting fees and expenses		(1)
Printing and postage expenses		(1)
Miscellaneous expenses		(1)
Total		(1)

(1) These expenses are not presently known and cannot be estimated at this time as they are based upon the amount and type of security being offered, as well as the number of offerings. The aggregate amount of these expenses will be reflected in the applicable prospectus supplement.

MATERIAL CHANGES

Except as otherwise described in our Annual Report on Form 20-F, as amended, for the fiscal year ended August 31, 2020, as amended, and in our Reports on Form 6-K filed or submitted under the Exchange Act and incorporated by reference herein and as disclosed in this prospectus, no reportable material changes have occurred since August 31, 2020.

LISTING

Our common shares are listed on NYSE American and Toronto Stock Exchange under the symbols “TRX” and “TXN”.

TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for our common shares is Odyssey Trust Company, Stock Exchange Tower 350, 300 5th Avenue SW, Calgary, Alberta Canada T2P 3C4; 888-290-1175.

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LEGAL MATTERS

Certain legal matters in connection with the securities offered hereby will be passed upon for us by Miller Thomson LLP, Vancouver, Canada and Lewis Brisbois Bisgaard & Smith, LLP San Francisco, California with respect to matters of United States law.

EXPERTS

The consolidated financial statements of the Company, incorporated by reference in the Company's Annual Report (Form 20-F), as amended, for the year ended August 31, 2020, have been audited by Dale Matheson Carr-Hilton Labonte LLP, independent registered public accounting firm, as set forth in their report thereon. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Information relating to certain of the Company’s mineral properties in this prospectus and the documents incorporated by reference herein has been derived from reports, statements or opinions prepared or certified by Virimai Projects (Virimai) and Crundwell Metallurgy (Crundwell) and this information has been included in reliance on such company’s expertise.

ENFORCEABILITY OF CIVIL LIABILITIES

The enforcement by investors of civil liabilities under U.S. federal securities laws may be affected adversely by the fact that we are incorporated under the laws of the Province of Alberta, Canada, that many of our officers and directors are residents of countries other than the United States, that some of the experts named in this prospectus are residents of countries other than the United States, and that some of our assets and the assets of said persons are located outside the United States.

In particular, it may be difficult to bring and enforce suits against us or said persons under U.S. federal securities laws. It may be difficult for U.S. holders of our common shares to effect service of process on us or said persons within the United States or to enforce judgments obtained in the United States based on the civil liability provisions of the U.S. federal securities laws against us or said persons. In addition, a shareholder should not assume that the courts of Canada (i) would enforce judgments of U.S. courts obtained in actions against us, our officers or directors, or other said persons, predicated upon the civil liability provisions of the U.S. federal securities laws or other laws of the United States, or (ii) would enforce, in original actions, liabilities against us, our officers or directors or other said persons predicated upon the U.S. federal securities laws or other laws of the United States.

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You should rely only on the information contained in this document. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

TANZANIAN GOLD CORPORATION

$100,000,000

Senior or Subordinated Debt Securities

Common Shares
Warrants

Units

,2021

The information in this prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission, of which this prospectus is a part, is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated April 27, 2021

PROSPECTUS

TANZANIAN GOLD CORPORATION

17,613,847 Common Shares

The selling shareholders named in this prospectus may use this prospectus to offer and resell from time to time up to 17,613,847 of our common shares, without par value, which are comprised of (i) 16,461,539 common shares underlying the exercise of warrants to purchase common shares (the “Common Warrants” ) issued in a private placement (the “Private Placement”) pursuant to a certain Securities Purchase Agreement by and among us and certain institutional and accredited investors (the “Purchasers”), dated as of February 9, 2021 (the “Securities Purchase Agreement”) and (ii) 1,152,308 common shares underlying the placement agent warrants (the “Placement Agent Warrants”) we issued to A.G.P./ Alliance Global Partners (“A.G.P.” or “Placement Agent”), including certain of its designees, on February 11, 2021, as part of A.G.P’s compensation for serving as our exclusive placement agent in connection with a registered direct offering and concurrent Private Placement.

We refer to the Common Warrants and the Placement Agent Warrants collectively as the “Warrants.”

The Common Warrants were issued to the Purchasers in reliance upon the exemption from the registration requirements in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Regulation D (Rule 506) thereunder. Each Purchaser represented that it was an “accredited investor” (as defined by Rule 501 under the Securities Act). We are registering the offer and resale of the common shares underlying the Common Warrants (the “Common Warrant Shares”) to satisfy a provision in the Securities Purchase Agreement pursuant to which we agreed to register the resale of the Common Warrant Shares.

In addition, the Placement Agent Warrants were issued to A.G.P., including certain of its designees in reliance upon the exemption from the registration requirements in Section 4(a)(2) of the Securities Act and Regulation D thereunder. We are also registering the offer and resale of the common shares issuable under the Placement Agent Warrants.

We will not receive any proceeds from the resale of any of the common shares being registered hereby sold by the selling shareholders.  However, we will receive proceeds from the exercise of Warrants held by the selling shareholders if exercised for cash.

Our common shares are listed on the NYSE American under the symbol TRX. On April 26, 2021, our common share closed at $0.58 per share. There is no established trading market for the Warrants and we do not expect a market to develop. In addition, we do not intend to list the Warrants on the NYSE American, any other national securities exchange or any other trading system.

The selling shareholders may offer all or part of the common shares registered hereby for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices. Our registration of the common shares covered by this prospectus does not mean that the selling shareholders will offer or sell any of the common shares. With regard only to the common shares the selling shareholders sell for their own behalf, the selling shareholders may be deemed an “underwriter” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

The Company has paid all of the registration expenses incurred in connection with the registration of the Common Warrant Shares and Placement Agent Shares. We will not pay any of the selling commissions, brokerage fees and related expenses.

Investing in our securities involves a high degree of risk. Before making an investment decision, please read “Risk Factors” beginning on page 8 of this prospectus and any other risk factor included in any accompanying prospectus supplement and in the documents incorporated by reference into this prospectus or any prospectus supplement.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is , 2021.

TABLE OF CONTENTS

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements in this prospectus and in any prospectus supplement we may file constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 (“Securities Act”) and Section 21E of the Securities Exchange Act of 1934 (“Exchange Act”). These statements relate to future events concerning our business and to our potential revenues, operating results, and financial condition. In some cases, you can identify forward-looking statements by terminology such as “may”, “will”, “could”, “would”, “should”, “expect”, “plan”, “anticipate”, “intend”, “believe”, “estimate”, “forecast”, “predict”, “propose”, “potential”, or “continue” or the negative of those terms or other comparable terminology.

Any forward looking statements contained in this prospectus or any prospectus supplement are only estimates or predictions of future events based on information currently available to our management and management’s current beliefs about the potential outcome of future events. Whether these future events will occur as management anticipates, whether we will achieve our business objectives, and whether our potential revenues, operating results, or financial condition will improve in future periods are subject to numerous risks. There are a number of important factors that could cause actual results to differ materially from the results anticipated by these forward-looking statements. These important factors include those that we discuss under the heading “Risk Factors” and in other sections of our Annual Report on Form 20-F for the fiscal year ended August 31, 2020, as amended, as well as in our other reports filed from time to time with the Securities and Exchange Commission (“SEC”) that are incorporated by reference into this prospectus. You should read these factors and the other cautionary statements made in this prospectus and in the documents we incorporate by reference into this prospectus as being applicable to all related forward-looking statements wherever they appear in this prospectus or the documents we incorporate by reference into this prospectus. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

CAUTIONARY NOTE TO UNITED STATES INVESTORS CONCERNING
TERMINOLOGY OF MINERAL RESOURCES

As an Alberta corporation, Tanzanian Gold Corporation (the “Company”) is subject to certain rules and regulations issued by Canadian Securities Administrators. The Company files an Annual Report on Form 20-F as its Annual Information Form (“AIF”) with the British Columbia, Alberta and Ontario Securities Commissions via the System for Electronic Document Analysis and Retrieval (“SEDAR”). Under the filing requirements for an AIF, the Company is required to provide detailed information regarding its properties including mineralization, drilling, sampling and analysis, security of samples, and mineral resource and mineral reserve estimates, if any. Further, the Company may describe its properties utilizing terminology such as “Proven Mineral Reserve” or “Probable Mineral Reserve” or “Measured Mineral Resources,” “Indicated Mineral Resources” and “Inferred Mineral Resources” that are permitted by Canadian securities regulations.

United States investors are cautioned not to assume that any part of the mineral deposits, if any, in the “Proven Mineral Reserve” or “Probable Mineral Reserve” or “Measured Mineral Resources,” “Indicated Mineral Resources” and “Inferred Mineral Resources” categories will ever be converted into reserves. On October 31, 2018, the SEC adopted Item 1300 of Regulation S-K (“Item 1300”) to modernize the property disclosure requirements for mining registrants, and related guidance, under the Securities Act and the Exchange Act. All registrants are required to comply with Item 1300 for fiscal years ending after January 1, 2021. Item 1300 uses the Committee for Mineral Reserves International Reporting Standards (“CRIRSCO”) based classification scheme for mineral resources and mineral reserves, that includes definitions for inferred, indicated, and measured mineral resources.

United States investors are cautioned not to assume that any part or all of the mineral deposits identified as an “inferred mineral resource,” “indicated mineral resource,” or “measured mineral resource” will ever be converted to probable mineral reserves or proven mineral reserves as defined by Item 1300 of the SEC regulations. It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category. U.S. investors are cautioned not to assume that part or all of an inferred mineral resource, indicated mineral resource or measured mineral resource is economically mineable.

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ABOUT THIS PROSPECTUS

This prospectus, together with applicable prospectus supplement, any information incorporated by reference, includes all material information relating to our securities. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus, including, without limitation, a discussion of any risk factors or other special considerations that apply to these offerings or securities or the specific plan of distribution. If there is any inconsistency between the information in this prospectus and a prospectus supplement or information incorporated by reference having a later date, you should rely on the information in that prospectus supplement or incorporated information having a later date. We urge you to read carefully this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Where You Can Find Additional Information”, before buying any of the securities being offered.

You should rely only on the information we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus.

Neither the delivery of this prospectus nor any sale made under it implies that there has been no change in our affairs or that the information in this prospectus is correct as of any date after the date of this prospectus. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find Additional Information”.

In this prospectus, “we,” “us,” “our,” and the “Company,” refer to Tanzanian Gold Corporation and its subsidiaries, unless the context otherwise requires. In addition, references to dollar amounts in this prospectus shall mean United States dollars, unless otherwise indicated.

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PROSPECTUS SUMMARY

This summary highlights certain information about us, this offering and information appearing elsewhere in this prospectus and in the documents we incorporate by reference in this prospectus. This summary is not complete and does not contain all of the information that you should consider before investing in our securities. After you read this summary, to fully understand our company and this offering and its consequences to you, you should read this entire prospectus and any prospectus supplement carefully, including the information referred to under the heading “Risk Factors” in this prospectus, and any prospectus supplement as well as the other documents that we incorporate by reference into this prospectus including our financial statements and the exhibits to the registration statement of which this prospectus is a part.

Our Company

Tanzanian Gold Corporation was originally incorporated under the name “424547 Alberta Ltd.” in the Province of Alberta on July 5, 1990, under the Business Corporations Act (Alberta). The name was changed to “Tan Range Exploration Corporation” on August 13, 1991. The name of the Company was again changed to “Tanzanian Royalty Exploration Corporation” on February 28, 2006. Subsequently, at the 2019 Annual Meeting, the shareholders approved a change of name to Tanzanian Gold Corporation. The Company is also registered in the Province of British Columbia as an extra-provincial company under the Business Corporations Act (British Columbia) and in the Province of Ontario as an extra-provincial company under the Business Corporations Act (Ontario).

The principal executive office of the Company is located at Tanzanian Gold Corporation #202, 5226 Larch Street, Vancouver, British Columbia, Canada V6M 4E1, and its telephone number is (844) 364-1830. We maintain a website at http://www.tangoldcorp.com. Information contained on, or that can be accessed through, our website is not part of this prospectus.

Business Overview

The Company along with its joint venture partner, State Mining Company (“Stamico”), a 100% owned entity of the Government of the United Republic of Tanzania (“Tanzania”), is building a significant gold project at Buckreef (“Buckreef” or the “Buckreef Project”) in Tanzania that is based on a significant Mineral Resource base and the treatment of its mineable Mineral Reserves in two standalone plants. The Measured Mineral Resource is 19.98MT at 1.99 g/t gold containing 1,281,161 ounces of gold. The Indicated Mineral Resource is 15.89MT at 1.48g/t gold containing 755,119 ounces of gold for a combined M&I tonnage of 35.88MT at 1.77g/t gold, containing 2,036,280 ounces of gold. The Buckreef Project also contains an Inferred Mineral Resource of 17.8MT at 1.11g/t gold for contained gold of 635,540 ounces of gold. The Company is actively investigating and assessing multiple exploration targets on its property. (Please refer to the Company’s Updated Mineral Resources Estimate for Buckreef Gold Project, dated May 15, 2020, for more information.)

The Company is advancing on three value-creation tracks:

•	Strengthening its balance sheet by expanding near-term production to 15,000 - 20,000 oz. of gold per year from the processing of oxide material from an expanded oxide plant;
•	Advancing the Final Feasibility Study for a stand-alone sulphide treating plant that is substantially larger than previously modelled and targeting significant annual gold production; and
•	Continuing with a drilling program to further test the potential of its property, Exploration Targets and Mineral Resource base by: (i) identifying new prospects; (ii) drilling new oxide/sulphide targets; (iii) infill drilling to upgrade Mineral Resources currently in the Inferred category; and (iv) a step-out drilling program in the Northeast & South Extensions.

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WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act, with respect to the securities covered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information with respect to us and the securities covered by this prospectus, please see the registration statement and the exhibits filed with the registration statement. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is http://www.sec.gov.

We are subject to the information and periodic reporting requirements of the Exchange Act, and, in accordance therewith, we file certain reports and other information with the SEC. Such reports and other information are available at the website of the SEC referred to above. We maintain a website at http://www.tangoldcorp.com. You may access our Annual Report on Form 20-F and other reports that we file pursuant to Sections 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and certain information that we will later file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below as well as certain filings made with the SEC under Sections 13(a), 13(c), or 15(d) of the Exchange Act from the date of the initial registration statement and prior to the effectiveness of this registration statement, and any filings made after the date of this prospectus until we sell all of the securities under this prospectus, except that we do not incorporate any document or portion of a document that was furnished and deemed by the rules of the SEC not to have been filed:

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. The documents we are incorporating by reference as of their respective dates of filing are:

•	Our Registration Statement of common shares pursuant to Section 12(b) of the Securities Exchange Act of 1934 on Form 8-A;
•	Our Annual Report on Form 20-F for the fiscal year ended August 31, 2020, filed with the SEC on December 2, 2020; as amended pursuant to Annual Report on Form 20-F/A filed with the SEC on February 9, 2021;

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•	Our Form 6-K for December 2020, filed with the SEC on December 2, 2020, regarding appointment of our new Chief Executive Officer;
•	Form 6-K for December 2020, filed with the SEC on December 21, 2020 regarding the sale of our common shares and warrants in a registered direct offering;
•	Form 6-K for January 2021, filed with the SEC on January 8, 2021, regarding update on Buckreef Gold Project;
•	Exhibits 99.1 and 99.2 to our Form 6-K for January 2021, filed with the SEC on January 15, 2021, regarding Condensed Consolidated Interim Financial Statements for the three months November 30, 2020 and 2019 and Management Discussion and Analysis, as amended by our Form 6-K/A filed with the SEC on February 9, 2021;
•	Our Form 6-K for January 2021 filed with the SEC on January 21, 2021, regarding resignation of one of our directors and change in committee;
•	Exhibits 99.1 and 99.2 to our Form 6-K for January 2021 filed with the SEC on January 26, 2021, containing our Notice of Meeting and Management Information Circular related to our Annual General and Special Meeting to be held on February 25, 2021; and
•	Exhibits 4.1, 4.2 and 10.1 of our Form 6-K for February 2021 filed with the SEC on February 9, 2021, regarding the announcement of our sale of common shares in a registered direct offering and warrants in a private placement;
•	Exhibits 99.1 and 99.2 to our Form 6-K for February 2021 filed with the SEC on February 25, 2021, regarding certain results at the Buckreef Gold Project and Exploration Target Clarification;
•	Exhibit 99.1 March 2021 filed with the SEC on March 4, 2021, regarding senior management changes at the Buckreef Gold Project;
•	Exhibit 99.1 March 2021 filed with the SEC on March 17, 2021, regarding the appointment of Shubo Rakhit as Director;
•	Exhibits 99.1 and 99.2 to our Form 6-K for April 2021, filed with the SEC on April 15, 2021, regarding Condensed Consolidated Interim Financial Statements for the six months February 28, 2021 and 2020 and Management Discussion and Analysis; and
•	Our Form 6-K for April 2021, filed with the SEC on April 23, 2021, regarding our Chief Financial Officer.

All subsequent annual reports on Form 20-F filed by us and all subsequent reports on Form 6-K filed by us that are identified by us as being incorporated by reference shall be deemed to be incorporated by reference into this prospectus and deemed to be a part hereof after the date of this prospectus but before the termination of the offering by this prospectus.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus, or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Each person, including any beneficial owner to whom this prospectus is delivered, may request, orally or in writing, a copy of these documents, which will be provided at no cost, by contacting:

Corporate Secretary
Tanzanian Gold Corporation
#202, 5226 Larch Street
Vancouver, British Columbia
Canada V6M 4E1
Telephone number: (844) 364-1830

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THE OFFERING

Common shares offered by the selling shareholders herein	17,613,847 common shares underlying the Warrants
Common shares outstanding	254,870,556 common shares(1)
Common shares outstanding after (assuming the exercise of all Warrants by the selling shareholders)	272,484,403(1)(2)
Selling Shareholders

On February 11, 2021, we closed on a private placement of warrants pursuant to which the certain institutional accredited investors, acquired Common Warrants to purchase 16,461,539 common shares. The exercise price of each Warrant is $0.80 per share. The Common Warrants are exercisable six months after date of issuance and have a term of five years from the date of issuance.

In addition, on February 11, 2021, concurrent with the private placement of the Common Warrants, we closed on a registered direct offering of our common shares pursuant to which we issued warrants to A.G.P./Alliance Global Partners (“A.G.P.” or “Placement Agents”) and its designees, to purchase 1,152,308 common shares as part of compensation for their placement agent services (“Placement Agent Warrants”). The Placement Agent Warrants have substantially similar terms to the Common Warrants. The Placement Agent Warrants and Common Warrants are referred to herein as the “Warrants.”

Use of Proceeds	We will not receive any proceeds from the sale of the common shares, or the Shares, by the selling shareholders hereunder. We will receive proceeds upon the exercise of Warrants by the selling shareholders if exercised for cash. Any proceeds will be used for general corporate and working capital or for other purposes that the Board of Directors, in their good faith, deems to be in the best interest of the Company. No assurances can be given that any of such Warrants will be exercised. See “Use of Proceeds.”

Risk Factors	Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 8 of this prospectus for a discussion of factors you should consider carefully when making an investment decision.

Exchange Listing	Our common shares are listed on the NYSE American under the symbol “TRX.” There is no established trading market for the Warrants and we do not expect a market to develop. In addition, we do not intend to list the Warrants on the NYSE American, any other national securities exchange or any other trading system.

Transfer Agent	The transfer agent and registrar for our common shares is Odyssey Trust Company, Stock Exchange Tower 350, 300 5th Avenue SW, Calgary, Alberta Canada T2P 3C4; 888-290-1175.

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(1)	As of April 15, 2021

(2)

Unless otherwise indicated, this prospectus assumes exercise of all Warrants and the sale of common shares offered by the selling shareholders hereunder. The number of common shares to be outstanding as shown above is based on 254,870,556 common shares outstanding as of April 15, 2021, and assumes the exercise and sale of:

•	16,461,539 common shares underlying the warrants issued to selling shareholders in the private placement offering which closed on February 12, 2021 , at an exercise price of $0.

•	1,152,308 common shares underlying the Placement Agent Warrants issued as compensation to the Placement Agent in connection with an offering that closed on February 12, 2021, at an exercise price of $0.80 per share.

But excludes the following:

•	(i) 7,351,000 common shares underlying stock options outstanding under our stock plans, at a weighted average exercise price of Cdn$0.41 per share; and (ii) 8,794,116 common shares available for future grant or issuance pursuant to our stock plans; and

•	214,285; 73,616; 3,002,037; 2,777,268; and 17,613,847 common shares underlying outstanding warrants with exercise prices of $0.9515; $0.8718; $1.2125; $1.50; and $0.80, respectively.

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RISK FACTORS

Investment in our securities involves risks. Before deciding whether to invest in our securities, you should consider carefully the risk factors discussed below and those contained in “Part I. Item 3. Key Information- D. Risk Factors” of our Annual Report on Form 20-F for the fiscal year ended August 31, 2020, as amended, as filed with the SEC which is incorporated herein by reference in its entirety, as well as any amendment or update to our risk factors reflected in subsequent filings with the SEC. If any of the risks or uncertainties described in our SEC filings actually occurs, our business, financial condition, results of operations or cash flow could be materially and adversely affected. This could cause the trading price of our common shares to decline, resulting in a loss of all or part of your investment. The risks and uncertainties we have described are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional common shares or other securities convertible into or exchangeable for our common shares at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing shareholders. The price per share at which we sell additional shares of our common shares, or securities convertible or exchangeable into common shares, in future transactions may be higher or lower than the price per share paid by investors in this offering.

Sales of a significant number of our common shares in the public market, or the perception that such sales could occur, could depress the market price of our common shares.

Sales of a substantial number of our common shares in the public market could depress the market price of our common shares and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our common shares would have on the market price of our common shares.

The exercise price of our outstanding warrants and options may be below market and may have the effect of suppressing the price for our common shares.

In connection with our prior financings and the engagement of employees and advisors, we have issued warrants and options some of which may have exercise prices that are below the current market price for our common shares. These exercise prices may have the effect of suppressing the price of our common shares until such warrants and stock options have been exercise and sold. The exercise of warrants and options into common shares and future sales may further dilute the common shares and adversely impact the price of our common shares. In addition, the sale of a substantial number of common shares on the open market could decrease the market price of our common shares and the value of your investment.

MARKET FOR OUR COMMON SHARES

The common shares of the Company are listed on the Toronto Stock Exchange under the symbol “TNX”. The common shares of the Company are also listed on the NYSE American under the symbol “TRX.” There is no public market for the Warrants.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common shares by the selling shareholders.

However, we will receive proceeds from the sale of common shares upon the exercise of the Warrants held by selling shareholders. Any net proceeds we receive will be used for general corporate and working capital or other purposes that the Board of Directors deems to be in the best interest of the Company.  As of the date of this prospectus, we cannot specify with certainty the particular uses for the net proceeds we may receive.  Accordingly, we will retain broad discretion over the use of these proceeds, if any.

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DETERMINATION OF OFFERING PRICE

The selling shareholders will offer common shares at the prevailing market prices or a privately negotiated price as it may determine from time to time.

The offering price of our common shares to be sold by the selling shareholders does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market.

In addition, there is no assurance that our common shares will trade at market prices in excess of the offering price as prices for common shares in any public market will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

REGISTERED OFFERING OF COMMON SHARES
AND PRIVATE PLACEMENT OF WARRANTS

On February 11, 2021, we completed the closing of a registered direct offering of 32,923,078 common shares, without par value, at a purchase price per share of $0.65, for aggregate gross proceeds of approximately $21.4 million, before deducting placement agent fees and offering expenses payable by us with certain institutional accredited investors (the “Purchasers”).

In a concurrent private placement, or Private Placement, we sold to warrants to the Purchasers, or Common Warrants, to purchase a total of 16,461,539 common shares at an exercise price of $0.80 per share which are exercisable six months after, and expire five years from, the date of issuance. The closing of the Private Placement occurred on February 11, 2021. In connection with the exercise of the Common Warrants, A.G.P. will receive from the Company a cash fee equal to 7.0% of the exercise price.

The Company engaged A.G.P./Alliance Global Partner or A.G.P. to serve as placement agent for the registered direct offering and Private Placement. In connection with the registered direct offering and Private Placement, we issued warrants to A.G.P. (the Placement Agent Warrants”) to purchase 1,1,52,308 common shares. The Placement Agent Warrants have an exercise price equal to $0.80 and are exercisable 180 days after the date of issuance and for five years from such date. The Placement Agent Warrants have substantially similar terms to the Common Warrants.

The common shares underlying the Placement Agent Warrants and the Common Warrants are being registered for resale hereunder.

Pursuant to the Securities Purchase Agreement, we are required to file a registration statement registering the common shares underlying the Warrants as promptly as reasonably practicable following closing and seek effectiveness thereunder as soon as reasonably practicable thereafter and in any event no later than 180 days after the closing. In the event that a registration statement registering the common shares underlying the Warrants is not effective by the 180 day after February 11, 2021 or is not otherwise available upon exercise of the Warrants, the Purchaser and Placement Agent will have the right to exercise their Warrants on a cashless basis.

SELLING SHAREHOLDERS

This prospectus covers the possible resale by the selling shareholders identified in the table below of 17,613,847 common shares underlying the Warrants. The selling shareholders may sell some, all or none of their common shares. We do not know how long the selling shareholders will hold the Warrants, whether any will exercise the Warrants, and upon such exercise, how long such selling shareholders will hold the common shares before selling them, and we currently have no agreements, arrangements or understandings with the selling shareholders regarding the sale of any of the common shares.

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Except with respect to the following, none of the selling shareholders has, or within the past three years has had, any position, office or other material relationship with us.

Each of Harry Ioannou, George Anagnostou, Keith Donofrio, Zachary Grodko, James Tang, David Bocchi, Carmelo Cataudella, Emanuel Cohen, Joseph Haughton and Tom Higgins are affiliated with A.G.P, a registered broker-dealer, which served as our placement agent for the registered direct offering of our common shares and Private Placement for our Common Share Warrants that closed on February 11, 2021 in which it received cash and warrant compensation. In connection with the offerings A.G.P. served as a placement agent; and A.G.P. and each of Harry Ioannou, George Anagnostou, Keith Donofrio, Zachary Grodko, James Tang, David Bocchi, Carmelo Cataudella, Emanuel Cohen, Joseph Haughton and Tom Higgins, as a designee of A.G.P., has received Placement Agent Warrants to purchase our common shares.

The following table presents information regarding the selling shareholders and the common shares that each may offer and sell from time to time under this prospectus. The table is prepared based on information supplied to us by the selling shareholders without regard to ownership limitations set forth in the applicable agreements or other documents relating to such shares, including (i) all of the shares offered hereby, and (ii) to our knowledge, all other securities held by each of the selling shareholders as of the date hereof, and reflects their respective holdings as of April __, 2021. Except for the ownership of the common shares and as described below, each selling shareholder has not had any material relationship with us within the past three years. Beneficial ownership is determined in accordance with Section 13(d) of the Exchange Act and Rule 13d-3 thereunder. Further, for purposes of calculation of Beneficial Ownership, it is assumed that all of the Warrants are immediately exercisable.

Name of Selling Shareholder	Shares Beneficially Owned Before this Offering(1)	Shares to be Sold in this Offering(2)	Shares Beneficially Owned After Offering
			Number	Percentage
Hudson Bay Master Fund Ltd. c/o Hudson Bay Capital Management LP 777 Third Ave., 30th Floor New York, NY 10017 (3)	4,615,385 (3)	1,538,461	3,076,923	1.13%
Intracoastal Capital, LLC 2211A Lakeside Drive Bannockburn, IL 60015(4)	4,615,385(4)	1,538,462	3,076,923	1.13%
L1 Capital Global Opportunities Master Fund 161A Shedden Road, 1 Artillery Court, PO Box 10085 Grand Cayman KY1-1001, Cayman Islands (5)	4,615,385(5)	1,538,462	3,076,923	1.13%
Anson Investment Master Fund LP 155 University Avenue, Suite 207 Toronto, Ontario Canada M5H 3B7 (6)	3,461,538	1,153,846	2,307,692	*
Anson East Master Fund LP 155 University Avenue, Suite 207 Toronto, Ontario Canada M5H 3B7 (7)	1,153,846	384,615	769,231	*
CVI Investments by Heights Capital Management, Inc. c/o Heights Capital Management, Inc. 101 California Street, Suite 3250 San Francisco, CA 94111 (8)	4,615,385	1,538,462	3,076,923	1.13%

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Name of Selling Shareholder	Shares Beneficially Owned Before this Offering(1)	Shares to be Sold in this Offering(2)	Shares Beneficially Owned After Offering
			Number	Percentage
Sabby Volatility Warrant Master Fund, Ltd. c/o Sabby Management, LLC 10 Mountainview Road, Suite 205 Upper Saddle River, NJ 07458 (9)	4,615,386	1,538,462	3,076,924	1.13%
Iroquois Master Fund Ltd. 125 Park Avenue, 25th Floor New York, NY 10017 (10)	2,923,077	769,231	2,153,846	*
Iroquois Capital Investment Group, LLC 125 Park Avenue, 25th Floor New York, NY 10017(11)	1,692,308	769,231	923,077	*
FiveT Capital AG/Five T Investment Management FiveT Capital AG Allmendstrasse 140 8041 Zurich, Switzerland (12)	4,615,384	1,538,461	3,076,923	1.13%
S.H.N. Financial Investments Ltd. Herzliya Hills Arik Einstein 3, Herzliya, Israel 8th Floor, Office Number 8E11 (13)	3,230,767	1,076,922	2,153,845	*
Alto Opportunity Master Fund, SPC c/o Ayrton Capital LLC 55 Post Road West, 2nd Floor Westport, CT 06880 (14)	4,615,385	1,538,462	3,076,923	1.13%
Ionic Ventures, LLC 3053 Fillmore Street Suite 256 San Francisco, CA 94123 (15)	4,615,386	1,538,462	3,076,924	1.13%
A.G.P./Alliance Global Partners 590 Madison Avenue New York, NY 10022 (16)	403,308	403,3088	-	-
Harry Ioannou (17)	147,496	147,496	-	-
George Anagnostou (18)	110,622	110,622	-	-
Keith Donofrio (19)	55,310	55,310	-	-
Zachary Grodko (20)	36,873	36,873	-	-
James Tang (21)	18,437	18,437	-	-
David Bocchi (22)	103,708	103,708	-	-
Carmelo Cataudella (23)	46,092	46,092	-	-
Emanuel Cohen (24)	46,902	46,902	-	-
Joseph Haughton (25)	172,846	172,846	-	-
Tom Higgins (26)	11,524	11,524	-	-

*Less than 1%

 (1)       Under the terms of the Warrants, the number of common shares that may be acquired by a selling shareholder upon any exercise of a Warrant is generally limited to the extent necessary to ensure that, following such exercise, such selling shareholder would not, together with its affiliates and any other persons or entities whose beneficial ownership of our common shares would be aggregated with such selling shareholder for purposes of Section 13(d) of the Exchange Act, beneficially own in excess of a specified percentage of the total number of common shares then issued and outstanding and/or the then combined voting power of all of our voting securities. In addition, as noted in footnote (2), the number of shares shown under the column titled “Shares to be Sold in this Offering” is shown without regard to the foregoing limitations on exercise and assumes that all of the Warrants are immediately exercisable.

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 (2)       The number of common shares offered hereby, for each selling shareholder, consists solely of the shares underlying the Warrants issued to such selling shareholder. The shares underlying the Warrants will become eligible for sale by the selling shareholders under this prospectus only as the Warrants are exercised. In addition, the number of common shares offered hereby shown under the column titled “Shares to be Sold in this Offering” includes the maximum number of common shares underlying the Warrants without regard to the limitations on exercise described in footnote (1) above and assumes all of the Warrants are immediately exercisable.

 (3)       Represents 3,076,923 common shares and 1,538,461 common shares underlying the warrants. The warrants are only exercisable to the extent that the holders thereof and their affiliates would beneficially own no more than 4.99% of the outstanding common shares after exercise. Hudson Bay Capital Management LP, the investment manager of Hudson Bay Master Fund Ltd., has voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP. Each of Hudson Bay Master Fund Ltd. and Sander Gerber disclaims beneficial ownership over these securities.

 (4)       Represents 3,076,923 common shares and 1,538,462 common shares underlying the warrants. The warrants are only exercisable to the extent that the holders thereof and their affiliates would beneficially own no more than 4.99% of the outstanding common shares after exercise. Mitchell P. Kopin (“Mr. Kopin”) and Daniel B. Asher (“Mr. Asher”), each of whom are managers of Intracoastal Capital LLC (“Intracoastal”), have shared voting control and investment discretion over the securities reported herein that are held by Intracoastal. As a result, each of Mr. Kopin and Mr. Asher may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act of the securities reported herein that are held by Intracoastal.

 (5)       Represents 3,076,923 common shares and 1,538,462 common shares underlying the warrants. The warrants are only exercisable to the extent that the holders thereof and their affiliates would beneficially own no more than 4.99% of the outstanding common shares after exercise. The fund’s beneficial owner is _________.

 (6)       Represents 2,307,692 common shares and 1,153,846 common shares underlying the warrants. The warrants are only exercisable to the extent that the holders thereof and their affiliates would beneficially own no more than 4.99% of the outstanding common shares after exercise. The fund's beneficial owner is _______.

 (7)       Represents 769,231 common shares and 384,615 common shares underlying the warrants. The warrants are only exercisable to the extent that the holders thereof and their affiliates would beneficially own no more than 4.99% of the outstanding common shares after exercise. The fund's beneficial owner is _____.

 (8)       Represents 3,076,923 common shares and 1,538,462 common shares underlying the warrants. The warrants are only exercisable to the extent that the holders thereof and their affiliates would beneficially own no more than 4.99% of the outstanding common shares after exercise. The fund's beneficial owner is ____.

 (9)       Represents 3,076,923 common shares and 1,538,462 common shares underlying the warrants. The warrants are only exercisable to the extent that the holders thereof and their affiliates would beneficially own no more than 4.99% of the outstanding common shares after exercise. The fund's beneficial owner is _____.

 (10)     Represents 2,153,846 common shares and 769,231 common shares underlying the warrants. The warrants are only exercisable to the extent that the holders thereof and their affiliates would beneficially own no more than 4.99% of the outstanding common shares after exercise. The fund's beneficial owner is ______.

 (11)     Represents 2,153,846 common shares and 769,231 common shares underlying the warrants. The warrants are only exercisable to the extent that the holders thereof and their affiliates would beneficially own no more than 4.99% of the outstanding common shares after exercise. The fund's beneficial owner is __________.

 (12)     Represents 3,076,923 common shares and 1,538,461 common shares underlying the warrants. The warrants are only exercisable to the extent that the holders thereof and their affiliates would beneficially own no more than 4.99% of the outstanding common shares after exercise. The fund's beneficial owner is ____.

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 (13)     Represents 2,153,845 common shares and 1,076,922 common shares underlying the warrants. The warrants are only exercisable to the extent that the holders thereof and their affiliates would beneficially own no more than 4.99% of the outstanding common shares after exercise. The fund's beneficial owner is ______.

 (14)     Represents 3,076,923 common shares and 1,538,462 common shares underlying the warrants. The warrants are only exercisable to the extent that the holders thereof and their affiliates would beneficially own no more than 4.99% of the outstanding common shares after exercise. The fund's beneficial owner is _____.

 (15)       Represents 3,076,923 common shares and 1,538,462 common shares underlying the warrants. The warrants are only exercisable to the extent that the holders thereof and their affiliates would beneficially own no more than 4.99% of the outstanding common shares after exercise. The fund's beneficial owner is _______.

 (16)       Represents 403,308 common shares underlying the Placement Agent Warrants.

 (17)       Represents 147,496 common shares underlying the Placement Agent Warrants.

 (18)       Represents 110,622 common shares underlying the Placement Agent Warrants.

 (19)       Represents 55,310 common shares underlying the Placement Agent Warrants.

 (20)       Represents 36,873 common shares underlying the Placement Agent Warrants.

 (21)       Represents 18,437 common shares underlying the Placement Agent Warrants.

 (22)       Represents 103,708 common shares underlying the Placement Agent Warrants.

 (23)       Represents 46,092 common shares underlying the Placement Agent Warrants.

 (24)     Represents 46,092 common shares underlying the Placement Agent Warrants.

 (25)     Represents 172,846 common shares underlying the Placement Agent Warrants.

 (26)     Represents 11,524 common shares underlying the Placement Agent Warrants.

PLAN OF DISTRIBUTION

The common shares held by the selling shareholders may be sold, distributed, transferred or otherwise disposed of from time to time by the selling shareholders directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be sold on any stock exchange, market or trading facility on which the shares are traded or in private transactions. The sale of the selling shareholders’ common shares offered by this prospectus may be effected in one or more of the following methods:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	transactions involving cross or block trades;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	in privately negotiated transactions;

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●	short sales after the registration statement, of which this prospectus forms a part, becomes effective;
●	broker-dealers may agree with the selling shareholder to sell a specified number of such shares at a stipulated price per share;
●	through the writing of options on the shares;
●	a combination of any such methods of sale; and
●	any other method permitted pursuant to applicable law.

In order to comply with the securities laws of certain states, if applicable, the common shares of the selling shareholders may be sold in the states only through registered or licensed brokers or dealers. In addition, in certain states, such common shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the registration or qualification requirement is available and complied with.

The selling shareholders may also sell common shares under Rule 144 promulgated under the Securities Act, if available, rather than under this prospectus. In addition, the selling shareholders may transfer the common shares by other means not described in this prospectus.

In connection with the sale of the common shares or interests in common shares, the selling shareholders may enter into hedging transactions, provided that to the extent such hedging transactions involve short sales to be covered by the Shares, such transactions occur only after the effective date of the registration statement of which this prospectus forms a part with broker-dealers or other financial institutions, which may in turn engage in short sales of the common shares in the course of hedging the positions they assume. The selling shareholders may also sell common shares short after the effective date of the registration statement of which this prospectus is a part and deliver these securities to close out their short positions, or loan or pledge the common shares to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions after the effective date of the registration statement of which this prospectus is a part with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling shareholders may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling shareholder and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that the selling shareholders will attempt to sell common shares in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling shareholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling shareholder.

Brokers, dealers, underwriters, or agents participating in the distribution of the shares held by the selling shareholders as agents may receive compensation in the form of commissions, discounts, or concessions from the selling shareholders and/or purchasers of the common shares for whom the broker-dealers may act as agent.  The selling shareholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

The selling shareholders acquired the securities offered hereby in the ordinary course of business and have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their common shares, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of common shares by the selling shareholders. If we are notified by the selling shareholder that any material arrangement has been entered into with a broker-dealer for the sale of common shares, if required, we will file a supplement to this prospectus.

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With regard only to the shares it sells for its own behalf, each selling shareholder may be deemed an “underwriter” within the meaning of the Securities Act.  This offering as it relates to each selling shareholder will terminate on the date that all shares issued to and issuable to such selling shareholder that are offered by this prospectus have been sold by the selling shareholder.

We may suspend the sale of shares by the selling shareholders pursuant to this prospectus for certain periods of time for certain reasons, including if the prospectus is required to be supplemented or amended to include additional material information.

If the selling shareholders use this prospectus for any sale of the common shares, the selling shareholders will be subject to the prospectus delivery requirements of the Securities Act.

We have agreed to indemnify the selling shareholders against certain liabilities, including under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus

Regulation M

The anti-manipulation rules of Regulation M under the Exchange Act of 1934, as amended (the “Exchange Act”) may apply to sales of our common shares and activities of the selling shareholders.

We have advised the selling shareholders that while they are engaged in a distribution of the shares included in this prospectus it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the selling shareholders, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered hereby this prospectus.

DESCRIPTION OF COMMON SHARES

The description below of our capital shares is a summary and is qualified in its entirety by reference to our Articles of Incorporation (“Articles”). For a complete description, you should refer to our Articles a copy of which is on file with the SEC.

Our Articles authorizes the issuance of an unlimited number of common shares, without par value. As of April 15, 2021, there were 254,870,556 common shares outstanding.

Each holder of common shares is entitled to one vote for each share on all matters submitted to a vote of the shareholders, except matters that relate only to one or more of the series of preferred share, and each holder does not have cumulative voting rights. Accordingly, the holders of a majority of the common shares entitled to vote in any election of directors can elect all of the directors standing for election, if they so choose.

Subject to preferences that may be applicable to any then outstanding preferred shares, holders of common shares are entitled to receive ratably those dividends, if any, as may be declared from time to time by the board of directors out of legally available funds. In the event of our liquidation, dissolution or winding up, holders of common shares will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any outstanding preferred shares.

Holders of common shares have no preemptive or conversion rights or other subscription rights, and there are no redemption or sinking fund provisions applicable to the common share. All outstanding common shares are, and the common shares underlying the Warrants offered for resale under this prospectus, when issued and paid for, will be fully paid and nonassessable. The rights, preferences and privileges of the common shares are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred share which we may designate in the future.

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DESCRIPTION OF WARRANTS

In the Private Placement, we sold to Common Warrants to purchase up to an aggregate of 16,461,539 common shares at an initial exercise price of $0.80 per share to the Purchasers. Each Common Warrant will be exercisable six months after the date of issuance and will have a term of five years from the date of issuance. The exercise price and the number of common shares underlying the Common Warrants are subject to adjustment upon the occurrence of specified events, including stock dividends, stock splits, combinations and reclassifications of our common shares. A.G.P. will receive a cash fee equal to 7% of the cash exercise price of the Common Warrant.

Holders of the Common Warrants may exercise their Common Warrants to purchase our common shares at any time six months after the date of issuance and prior to the expiration date. A holder will not have the right to exercise any part of the Warrants if the holder (together with certain parties) would beneficially own in excess of 4.99% or 9.99% of the number of common shares outstanding immediately after giving effect to the exercise, as such percentage threshold and ownership is determined in accordance with the terms of the Common Warrants.

After the six month anniversary of the issue date, the holder may, in its discretion, elect to exercise the Common Warrants. In the event that a registration statement covering the issuance or resale of the Common Warrants and Common Warrant Shares is not available for the issuance or resale of such Common Warrants or Common Warrant Shares, the holder thereof may elect a cashless exercise in which case such holder would receive the net number of common shares determined according to the formula set forth in the Common Warrants.

Except as otherwise provided in the Common Warrants or by virtue of such holder's ownership of our common shares, the holders of Common Warrants do not have the rights or privileges of holders of our common shares, including any voting rights, until they exercise their Common Warrants.

We also issued to issue to A.G.P. the Placement Agent Warrants to purchase 1,1,52,308 common shares. The Placement Agent Warrants have an exercise price equal to $0.80 and are exercisable 180 days after the date of issuance and for five years from such date.

COMPARISON OF ALBERTA AND DELAWARE CORPORATE LAW
COMPARISON OF SHAREHOLDER RIGHTS

The Company is a corporation governed by the Business Corporations Act (Alberta) (“BCA”). The BCA differs in some material respects from the laws generally applicable to corporation in states within the United States. We are providing the following discussion, for illustration purposes only, a summary of certain material differences affecting Delaware corporations under the Delaware General Corporation Law (the “DGCL”) and the BCA. This summary is qualified in its entirety by reference to the DGCL, the BCA, and the Company’s articles.

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	Delaware	Business Corporations Act (Alberta)
Stockholder/ Shareholder Approval of Business Combinations; Fundamental Changes

Under the DGCL, certain fundamental changes, such as amendments to the certificate of incorporation, a merger, consolidation, sale, lease, exchange or other disposition of all or substantially all of the property of a corporation not in the usual and regular course of the corporation’s business, or a dissolution of the corporation, are generally required to be approved by the affirmative vote of the holders of a majority of the outstanding stock present in person or represented by proxy and entitled to vote on the matter, unless a corporation’s certificate of incorporation or the bylaws require a higher percentage.

However, generally under the DGCL, stockholder approval is not required if the number of shares of common stock, including securities convertible into common stock, of a corporation issued in a merger does not exceed 20% of its stock outstanding immediately prior to the effective date of the merger. In certain situations, the approval of a business combination may require approval by a certain number of the holders of a class or series of shares. In addition, Section 251(h) of the DGCL provides that stockholders of a constituent corporation need not vote to approve a merger if: (i) the merger agreement permits or requires the merger to be effected under Section 251(h) and provides that the merger shall be effected as soon as practicable following the tender offer or exchange offer, (ii) a corporation consummates a tender or exchange offer for any and all of the outstanding stock of such constituent corporation that would otherwise be entitled to vote to approve the merger, (iii) immediately following the consummation of the offer, the stock accepted for purchase or exchanges plus the stock owned by the consummating corporation equals at least the percentage of stock that would be required to adopt the agreement of merger under the DGCL, (iv) the corporation consummating the offer merges with or into such constituent corporation and (v) each outstanding share of each class or series of stock of the constituent corporation that was the subject of and not irrevocably accepted for purchase or exchange in the offer is to be converted in the merger into, or the right to receive, the same consideration to be paid for the shares of such class or series of stock of the constituent corporation irrevocably purchased or exchanged in such offer.

The DGCL does not contain a procedure comparable to a plan of arrangement under BCA.

Under the BCA and the Company’s articles, certain alterations, such as changes to authorized share structure, continuances, into or out of province, certain amalgamations, sales, leases or other dispositions of all or substantially all of the property of the company (other than in the ordinary course of business) liquidations, dissolutions, and certain arrangements are required to be approved by ordinary or special resolution as applicable.

An ordinary resolution is a resolution (i) passed at a shareholders’ meeting by a simple majority of the votes cast by shareholders voting shares that carry the right to vote at general meetings, or (ii) passed, after being submitted to all of the shareholders holding shares that carry the right to vote at general meetings, by being consented to in writing all of the shareholders entitled to vote on the resolution.

A special resolution is a resolution (i) passed by not less than two-thirds of the votes cast by the shareholders voting shares that carry the right to vote at general meetings who voted in respect of the resolution at a meeting duly called and held for that purpose or (ii) passed by being consented to in writing by all shareholders entitled to vote on the resolution.

Holders of multiple voting shares and subordinate voting shares vote together at all meetings of shareholders except meetings at which only holders of a particular class are entitled to vote.

Under the BCA, an action that prejudices or interferes with a right or special right attached to issued shares of a class or series of shares must be approved by a separate special resolution of the holders of the class or series of shares being affected.

Arrangements are permitted under the BCA. In general, a plan of arrangement is approved by a corporation’s board of directors and then is submitted to a court for approval. It is customary for a corporation in such circumstances to apply to a court initially for an interim order governing various procedural matters prior to calling any security holder meeting to consider the proposed arrangement. Plans of arrangement involving shareholders must be approved by a special resolution of shareholders, including holders of shares not normally entitled to vote. The court may, in respect of an arrangement proposed with persons other than shareholders and creditors, require that those persons approve the arrangement in the manner and to the extent required by the court. The court determines, among other things, to whom notice shall be given and whether, and in what manner, approval of any person is to be obtained and also determines whether any shareholders may dissent from the proposed arrangement and receive payment of the fair value of their shares. Following compliance with the procedural steps contemplated in any such interim order (including as to obtaining security holder approval), the court would conduct a final hearing, which would, among other things, assess the fairness of the arrangement and approve or reject the proposed arrangement.

The BCA does not contain a provision comparable to Section 251(h) of the DGCL.

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Special Vote Required for Combinations with Interested Stockholders/ Shareholders

Unless a Delaware corporation’s certificate of incorporation provides that it elects not to be governed by Section 203 of the DGCL, a Delaware corporation may not engage in a business combination with an interested stockholder for a period of three years after the time of the transaction in which the person became an interested stockholder, unless (i) the board of directors of the corporation, prior to the time of the transaction in which the person became an interested stockholder, approves either the business combination or the transaction in which the stockholder becomes an interested stockholder; (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding shares owned by directors and officers of the corporation and shares held in certain types of employee stock plans); or (iii) the board of directors and the holders of at least two-thirds of the outstanding voting stock not owned by the interested stockholder approve the business combination on or after the time of the transaction in which the person became an interested stockholder.

For purposes of Section 203, the DGCL, subject to specified exceptions, generally defines an interested stockholder to include any person who, together with that person’s affiliates or associates, (i) owns 15% or more of the outstanding voting stock of the corporation (including any rights to acquire stock pursuant to an option, warrant, agreement, arrangement or understanding, or upon the exercise of conversion or exchange rights, and stock with respect to which the person has voting rights only), or (ii) is an affiliate or associate of the corporation and owned 15% or more of the outstanding voting stock of the corporation at any time within the previous three years.

The BCA does not contain a provision comparable to Section 203 of the DGCL with respect to business combinations.

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Appraisal Rights; Rights to Dissent

Under the DGCL, a stockholder of a corporation participating in some types of major corporate transactions may, under varying circumstances, be entitled to appraisal rights pursuant to which the stockholder may receive cash in the amount of the fair market value of his or her shares in lieu of the consideration he or she would otherwise receive in the transaction.

For example, a stockholder is entitled to appraisal rights in the case of a merger or consolidation if the shareholder is required to accept in exchange for the shares anything other than: (i) shares of stock of the corporation surviving or resulting from the merger or consolidation, or depository receipts in respect thereof; (ii) shares of any other corporation, or depository receipts in respect thereof, that on the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 shareholders; (iii) cash instead of fractional shares of the corporation or fractional depository receipts of the corporation; or (iv) any combination of the foregoing.

The BCA provides that shareholders of a corporation are entitled to exercise dissent rights in respect of certain matters and to be paid the fair value of their shares in connection therewith. The dissent right is applicable where the corporation resolves to (i) alter its articles to alter the restrictions on the powers of the corporation or on the business it is permitted to carry on; (ii) approve certain amalgamations; (iii) approve an arrangement, where the terms of the arrangement or court orders relating thereto permit dissent; (iv) sell, lease or otherwise dispose of all or substantially all of its property; or (v) continue the corporation into another jurisdiction.

Dissent may also be permitted if authorized by resolution. A court may also make an order permitting a shareholder to dissent in certain circumstances.

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Stockholder/ Shareholder Consent to Action Without Meeting

Under the DGCL, unless otherwise provided in a corporation’s certificate of incorporation, any action that can be taken at a meeting of the stockholders may be taken without a meeting if written consent to the action is signed by the holders of outstanding stock having not less than the minimum number of votes necessary to authorize or take the action at a meeting of the stockholders.

Although it is not customary for public companies to do so, under the BCA, shareholder action without a meeting may be taken by a consent resolution of shareholders signed by all of the shareholders entitled to vote on that resolution. A consent resolution is as valid and effective as if it was a resolution passed at a meeting of shareholders.
Special Meetings of Stockholders/ Shareholders	Under the DGCL, a special meeting of shareholders may be called by the board of directors or by such persons authorized in the certificate of incorporation or the bylaws.	Under the BCA, a special meeting of shareholders may be called by the board of directors.
Distributions and Dividends; Repurchases and Redemptions

Under the DGCL, subject to any restrictions contained in the certificate of incorporation, a corporation may pay dividends out of its capital surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared or the preceding fiscal year, as long as the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital represented by issued and outstanding shares having a preference upon the distribution of assets. Surplus is defined in the DGCL as the excess of the net assets over capital, as such capital may be adjusted by the board.

A Delaware corporation may purchase or redeem shares of any class for cash or other property except when its capital is impaired or would be impaired by the purchase or redemption. A corporation may, however, purchase or redeem out of capital shares that are entitled, upon any distribution of its assets, to a preference over another class or series of its shares or, if no shares entitled to a preference are outstanding, any of its shares if such shares will be retired and the capital reduced.

Under the BCA, unless its charter or an enactment provides otherwise, a corporation may pay a dividend in money or other property (including by issuing shares by way of dividend) unless there are reasonable grounds for believing that the corporation is insolvent, or the payment of the dividend would render the corporation insolvent.

The BCA provides that no special rights or restrictions attached to a series of any class of shares confer on the series a priority in respect of dividends or return of capital over any other series of shares of the same class.

Under the BCA, the purchase or other acquisition by a corporation of its shares is generally subject to solvency tests similar to those applicable to the payment of dividends (as set out above). The Company is permitted, under its articles, to acquire any of its shares, subject to the special rights and restrictions attached to such class or series of shares and the approval of its board of directors.

Under the BCA, subject to solvency tests similar to those applicable to the payment of dividends (as set out above), a corporation may redeem, on the terms and in the manner provided in its articles, any of its shares that has a right of redemption attached to it.

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Vacancies on Board of Director	Under the DGCL, a vacancy or a newly created directorship may be filled by a majority of the directors then in office, although less than a quorum, or by the sole remaining director, unless otherwise provided in the certificate of incorporation or bylaws. Any newly elected director usually holds office for the remainder of the full term expiring at the annual meeting of stockholders at which the term of the class of directors to which the newly elected director has been elected expires.

Under the BCA and the Company’s articles, a vacancy among the directors may be filled by a quorum of directors, except in the case of a vacancy resulting from an increase in the number of directors or from a failure to elect the minimum number of directors required by the Company’s articles.

If there is not a quorum of directors, or if there has been a failure to elect the minimum number of directors required by the Company’s articles, the directors then in office shall forthwith call a special meeting of shareholders to fill the vacancy and, if they fail to call a meeting or if there are no directors then in office, the meeting may be called by any shareholder.

Under the BCA and if permitted by a corporation’s articles, directors of the corporation may, between annual general meetings, appoint one or more additional directors to serve until the next annual general meeting, but the number of directors shall not at any time exceed 1/3 of the number of directors who held office at the expiration of the last annual meeting of the corporation.

Removal of Directors; Terms of Directors	Under the DGCL, except in the case of a corporation with a classified board or with cumulative voting, any director or the entire board may be removed, with or without cause, by the holders of a majority of the shares entitled to vote at an election of directors. If a Delaware corporation has a classified board, unless its certificate of incorporation provides otherwise, any director or the entire board may only be removed by stockholders for cause.	The BCA provides for the removal of a director by ordinary resolution passed at a special meeting of the shareholders. All directors are eligible for re-election or re-appointment.

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Inspection of Books and Records	Under the DGCL, any holder of record of stock or a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person has the right during usual business hours to inspect the corporation’s books and records for a proper purpose.

Under the BCA, directors and shareholders, including their agents and legal representatives, may, without charge, inspect certain of the records of a corporation.

Public corporations, upon payment of a reasonable fee, must provide any requesting person with certain information regarding the identity and holdings of its shareholders.

Amendment of Governing Documents

Under the DGCL, a certificate of incorporation may be amended if: (i) the board of directors adopts a resolution setting forth the proposed amendment, declares the advisability of the amendment and directs that it be submitted to a vote at a meeting of shareholders; provided that, unless required by the certificate of incorporation, no meeting or vote is required to adopt an amendment for certain specified changes; and (ii) the holders of a majority of the outstanding shares of stock entitled to vote on the matter approve the amendment, unless the certificate of incorporation requires the vote of a greater number of shares.

If a class vote on the amendment is required by the DGCL, a majority of the outstanding stock of the class is required, unless a greater proportion is specified in the certificate of incorporation or by other provisions of the DGCL.

Under the DGCL, the board of directors may amend a corporation’s bylaws if so authorized in the certificate of incorporation. The shareholders of a Delaware corporation also have the power to amend bylaws.

The BCA provides that substantive changes to a corporation’s articles (such as a change in the corporation’s authorized share structure or a change in the special rights or restrictions that may be attached to a certain class or series of shares) may be made only by special resolution of the shareholders of the corporation.

The BCA permits the directors to make amendments to any of a corporation’s bylaws that regulate the business or affairs of the corporation by resolution. Any such amendment is required to be submitted to the shareholders at the next shareholder meeting to be confirmed, rejected or amended by ordinary resolution.

Our articles provide that certain changes to the Company’s share structure and any creation or alteration of special rights and restrictions attached to a series or class of shares be done by way of ordinary resolution. However, if a right or special right attached to a class or series of shares would be prejudiced or interfered with by such an alteration, the BCA requires that holders of such class or series of shares must approve the alteration by a sperate special resolution of those shareholders.

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Indemnification of Directors and Officers

Under the DGCL, subject to specified limitations in the case of derivative suits brought by a corporation’s stockholders in its name, a corporation may indemnify any person who is made a party to any action, suit or proceeding on account of being a director, officer, employee or agent of the corporation (or was serving at the request of the corporation in such capacity for another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding, provided that there is a determination that: (i) the individual acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation; and (ii) in a criminal action or proceeding, the individual had no reasonable cause to believe his or her conduct was unlawful. Without court approval, however, no indemnification may be made in respect of any derivative action in which an individual is adjudged liable to the corporation, except to the extent the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity.

The DGCL requires indemnification of directors and officers for expenses (including attorneys’ fees) actually and reasonably relating to a successful defense on the merits or otherwise of a derivative or third-party action.

Under the DGCL, a corporation may advance expenses to any director or officer relating to the defense of any proceeding upon the receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified.

Under the BCA, a corporation may indemnify: (i) a current or former director or officer of that corporation; or (ii) a current or former director or officer of another corporation if, at the time such individual held such office, the corporation was an affiliate of the corporation, or if such individual held such office at the corporation’s request against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal, administrative or other legal proceeding or investigative action (whether current, threatened, pending or completed) in which he or she is involved because of that person’s position as an indemnifiable person, unless: (i) the individual did not act honestly and in good faith with a view to the best interests of such corporation or the other entity, as the case may be; or (ii) in the case of a proceeding other than a civil proceeding, the individual did not have reasonable grounds for believing that the individual’s conduct was lawful. A corporation cannot indemnify an indemnifiable person if it is prohibited from doing so under its articles. In addition, a corporation must not indemnify an indemnifiable person in proceedings brought against the indemnifiable person by or on behalf of the corporation or an associated corporation, except where the indemnifiable person was substantially successful on the merits in their defense of the proceedings and would otherwise be entitled to indemnification. A corporation may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an indemnifiable person in respect of that proceeding, but if it is ultimately determined that the payment of expenses was prohibited, the indemnifiable person will repay any amounts advanced. On application from an indemnifiable person, a court may make any order the court considers appropriate in respect of an eligible proceeding.

As permitted by the BCA, the Company’s articles require it to indemnify its directors, officers, former directors or officers (and such individual’s respective heirs and legal representatives) and permit the Company to indemnify any person to the extent permitted by the BCA.

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Limited Liability of Directors	The DGCL permits the adoption of a provision in a corporation’s certificate of incorporation limiting or eliminating the monetary liability of a director to a corporation or its shareholders by reason of a director’s breach of the director’s fiduciary duties, except for (i) any breach the duty of loyalty to the corporation or its shareholders; (ii) any act or omission not in good faith or involving intentional misconduct or a known violation of law; (iii) any breach in which the director obtains an improper personal benefit from the corporation; or (iv) the unlawful payment of a dividend or the unlawful approval a stock repurchase.

Under the BCA, a director or officer of a corporation must (i) act honestly and in good faith with a view to the best interests of the corporation; (ii) exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances; (iii) act in accordance with the BCA and the regulations thereunder; and (iv) subject to (i) to (iii), act in accordance with the articles and bylaws of the corporation. These statutory duties are in addition to duties under common law and equity.

No provision in a contract or the articles of a company may relieve a director or officer of a company from the above duties.

Under the BCA, a director is not liable for certain acts if the director has otherwise complied with his or her duties and relied, in good faith, on (i) financial statements of the company represented to the director by an officer of the company or in a written report of the auditor of the company to fairly reflect the financial position of the company, (ii) a written report of a lawyer, accountant, engineer, appraiser or other person whose profession lends credibility to a statement made by that person, (iii) a statement of fact represented to the director by an officer of the company to be correct, or (iv) any record, information or representation that the court considers provides reasonable grounds for the actions of the director, whether or not that record was forged, fraudulently made or inaccurate or that information or representation was fraudulently made or inaccurate. Further, a director is not liable if the director did not know and could not reasonably have known that the act done by the director or authorized by the resolution voted for or consented to by the director was contrary to the BCA.

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Blank Check Preferred Stock/Shares

Under the DGCL, the certificate of incorporation of a corporation may give the board the right to issue new classes of preferred shares with voting, conversion, dividend distribution, and other rights to be determined by the board at the time of issuance, which could prevent a takeover attempt and thereby preclude shareholders from realizing a potential premium over the market value of their shares.

In addition, the DGCL does not prohibit a corporation from adopting a shareholder rights plan, or “poison pill,” which could prevent a takeover attempt and also preclude shareholders from realizing a potential premium over the market value of their shares.

Under the Company’s articles, the preferred shares may be issued in one or more series. Accordingly, the Company’s board of directors is authorized, without shareholder approval, but subject to the provisions of the BCA, to determine the maximum number of shares of each series, create an identifying name for each series and attach such special rights or restrictions, including dividend, liquidation and voting rights, as the Company’s board of directors may determine, and such special rights or restrictions, including dividend, liquidation and voting rights, may be superior to those of the subordinate voting shares and multiple voting shares. The issuance of preferred shares, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change of control of the Company and might adversely affect the market price of the Company’s subordinate voting shares and the voting and other rights of the holders of subordinate voting shares. Under the BCA, each share of a series of shares must have the same special rights or restrictions as are attached to every other share of that series of shares. In addition, the special rights or restrictions attached to shares of a series of shares must be consistent with the special rights or restrictions attached to the class of shares of which the series of shares is part.

In addition, the BCA does not prohibit a corporation from adopting a shareholder rights plan, or “poison pill,” which could prevent a takeover attempt and also preclude shareholders from realizing a potential premium over the market value of their shares.

MATERIAL CHANGES

Except as otherwise described in our Annual Report on Form 20-F, as amended, for the fiscal year ended August 31, 2020, as amended, and in our Reports on Form 6-K filed or submitted under the Exchange Act and incorporated by reference herein and as disclosed in this prospectus, no reportable material changes have occurred since August 31, 2020.

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LISTING

Our common shares are listed on NYSE American and Toronto Stock Exchange under the symbols “TRX” and “TXN”.

There is no established public trading market for the Warrants and we do not expect a market to develop. In addition, we do not intend to apply to list the Warrants on any national securities exchange or other nationally recognized trading system.

TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for our common shares is Odyssey Trust Company, Stock Exchange Tower 350, 300 5th Avenue SW, Calgary, Alberta Canada T2P 3C4; 888-290-1175.

LEGAL MATTERS

Certain legal matters in connection with the securities offered hereby will be passed upon for us by Miller Thomson LLP, Vancouver, Canada and Lewis Brisbois Bisgaard & Smith, LLP San Francisco, California with respect to matters of United States law.

EXPERTS

The consolidated financial statements of the Company, incorporated by reference in the Company's Annual Report (Form 20-F), as amended, for the year ended August 31, 2020, have been audited by Dale Matheson Carr-Hilton Labonte LLP, independent registered public accounting firm, as set forth in their report thereon. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Information relating to certain of the Company’s mineral properties in this prospectus and the documents incorporated by reference herein has been derived from reports, statements or opinions prepared or certified by Virimai Projects (Virimai) and Crundwell Metallurgy (Crudnwell) and this information has been included in reliance on such company’s expertise.

ENFORCEABILITY OF CIVIL LIABILITIES

The enforcement by investors of civil liabilities under U.S. federal securities laws may be affected adversely by the fact that we are incorporated under the laws of the Province of Alberta, Canada, that many of our officers and directors are residents of countries other than the United States, that some of the experts named in this prospectus are residents of countries other than the United States, and that some of our assets and the assets of said persons are located outside the United States.

In particular, it may be difficult to bring and enforce suits against us or said persons under U.S. federal securities laws. It may be difficult for U.S. holders of our common shares to effect service of process on us or said persons within the United States or to enforce judgments obtained in the United States based on the civil liability provisions of the U.S. federal securities laws against us or said persons. In addition, a shareholder should not assume that the courts of Canada (i) would enforce judgments of U.S. courts obtained in actions against us, our officers or directors, or other said persons, predicated upon the civil liability provisions of the U.S. federal securities laws or other laws of the United States, or (ii) would enforce, in original actions, liabilities against us, our officers or directors or other said persons predicated upon the U.S. federal securities laws or other laws of the United States.

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You should rely only on the information contained in this document. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

TANZANIAN GOLD CORPORATION

17,613,847 Common Shares

,2021

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

Indemnification

Under the Business Corporations Act (Alberta), the Company may indemnify a director or officer, a former director or officer, or a person who acts or acted at the Company’s request as a director or officer or a body corporate of which the Company is or was a shareholder or creditor, and the director’s or officer’s heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal or administrative action or proceeding to which the individual is involved because of that association with the Company or other entity, and the Company may advance moneys to such an individual for the costs, charges and expenses of such a proceeding. The Company may not indemnify such an individual, unless the individual acted honestly and in good faith with a view to the best interests of the Company, or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the Company’s request, and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful. In addition, the individual must repay any moneys advanced by the Company if the individual has not fulfilled the conditions set out in the preceding sentence. Such indemnification or advance of moneys may be made in connection with a derivative action only with court approval. Such an individual is entitled to indemnification from the Company as a matter of right if the individual was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done, and the individual fulfilled the conditions set forth above.

In accordance with and subject to the Business Corporations Act (Alberta), the by-laws of the Company provide that the Company shall indemnify a director or officer, a former director or officer, or a person who acts or acted at the Company’s request as a director or officer, or a body corporate of which the Company is or was a shareholder or creditor, and the director’s or officer’s heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Company or other entity if he acted honestly and in good faith with a view to the best interests of the Company or, as the case may be, to the best interests of the other entity for which he acted as a director or officer at the Company’s request, and, in the case of a criminal or administrative action or proceeding that is enforced by monetary penalty, he had reasonable grounds for believing that his conduct was lawful. The Company shall also indemnify such person in such other circumstances as the Business Corporations Act (Alberta) permits or requires.

The Company maintains a directors’ & officers’ insurance policy for the benefit of the directors and officers of the Company and its subsidiaries against liability incurred by them in their official capacities for which they become obligated to pay to the extent permitted by applicable law.

Insofar as indemnification for liabilities arising under the Securities Act, as amended, may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the U.S. Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 9. Exhibits and Financial Statement Schedules

(a)                 Exhibits. The following exhibits are included herein or incorporated herein by reference:

Exhibit Number	Description

1.1*	Form of Underwriting Agreement
4.1**	Form of Indenture

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4.2**	Form of Subordinated Indenture
4.3*	Form of Unit Agreement and Unit Certificate
4.4*	Form of Warrant Agreement and Warrant Certificate
5.1**	Opinion re Legality Miller Thomson LLP (Primary Offering)
5.2**	Opinion re Legality Miller Thomson LLP (Secondary Offering)
23.1**	Consent of Miller Thomson LLP (contained in Exhibit 5.1)
23.2**	Consent of Miller Thomson LLP (contained in Exhibit 5.2)
23.3**	Consent of Dale Matheson Carr-Hilton Labonte LLP
23.4**	Consent of Virimai Projects (Virimai)
23.5**	Consent of Crundwell Metallurgy (Crundwell)
24.1**	Power of Attorney is contained on Signature Page
_______________________
*	To be filed, if applicable, by amendment or as an exhibit to a report file pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.
**	Filed herewith

Item 10. Undertakings

(a)                 The undersigned Registrant hereby undertakes:

(1)                To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                  To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)                To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)              To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that:

(A)               Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)                That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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(3)                To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)                To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or § 210.3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)                That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)                  If the registrant is relying on Rule 430B (§ 230.430B of this chapter):

(A)               Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)               Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§ 230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§ 230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)                 If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)                That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)                  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

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(ii)                Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)              The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)               Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)                The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, Canada, on the 27th day of April, 2021.

TANZANIAN GOLD CORPORATION

By:	/s/ Stephen Mullowney
Stephen Mullowney Chief Executive Officer

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POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, jointly and severally, James E. Sinclair and Stephen Mullowney, and each them severally, his true and lawful attorneys-in-fact and agents, each with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post-effective amendments thereto, that are related to the offering covered by this registration statement and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that each of said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/ Stephen Mullowney	April 27, 2021
Stephen Mullowney
(Principal Executive Officer)

/s/ James E. Sinclair
James E. Sinclair, Chairman	April 27, 2021
and Director
(United States Authorized Representative)

/s/ Dr. Norman Betts	April 27, 2021
Dr. Norman Betts, Director

/s/ Dr. William Harvey	April 27, 2021
Dr. William Harvey, Director

/s/ Rosalind Morrow	April 27, 2021
Rosalind Morrow, Director

/s/ Andrew Cheatle	April 27, 2021
Andrew Cheatle, Director

/s/ Shubo Rakhit	April 27, 2021
Shubo Rakhit, Director

/s/ Michael P. Leonard	April 27, 2021
Michael P. Leonard, Chief Financial Officer
(Principal Financial and Accounting Officer)